Exhibit 10.46

Execution Copy

AGREEMENT

between

FEDERATED INVESTORS, INC.,

and

ALLIANCE CAPITAL MANAGEMENT L.P.

dated as of

October 28, 2004

-i-

		3.1.8	Title and Sufficiency of Assets	38

		3.1.9	Intellectual Property	39

		3.1.10	Brokers and Finders	39

	3.2	Representations and Warranties Regarding the Domestic Alliance Funds		39

		3.2.1	Regulation of Each Domestic Alliance Fund	39

		3.2.2	No Convictions, Sanctions or Other Violations	39

		3.2.3	Regulatory Compliance	40

		3.2.4	Tax Qualification	40

		3.2.5	Taxes	40

		3.2.6	Changes	41

		3.2.7	Affiliate Contracts	41

		3.2.8	Third Party Contracts	41

		3.2.9	Litigation	42

	3.3	Representation and Warranties Regarding Each Offshore Alliance Fund		42

		3.3.1	Regulation of Each Offshore Alliance Fund	42

		3.3.2	Regulatory Compliance	42

		3.3.3	Tax Qualifications	42

		3.3.4	Taxes	43

		3.3.5	Changes	43

		3.3.6	Affiliate Contracts	44

		3.3.7	Third Party Contracts	44

		3.3.8	Litigation	44

		3.3.9	Non-U.S. Employees	44

	3.4	Representations and Warranties Regarding Insured Accounts		44

		3.4.1	Regulation of the Insured Accounts	44

		3.4.2	Regulatory Compliance	45

		3.4.3	Effectiveness; No Default	45

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF FEDERATED			45

	4.1	Representations and Warranties of Federated		45

		4.1.1	Incorporation and Qualification	45

		4.1.2	Authority	46

		4.1.3	No Violations	46

		4.1.4	Governmental/Regulatory Authorities	46

		4.1.5	Litigation or Proceedings	46

-ii-

		4.1.6	Regulatory Compliance	47

		4.1.7	Financial Ability	47

		4.1.8	Brokers and Finders	47

	4.2	Representations and Warranties Regarding Each Surviving Fund		47

		4.2.1	Regulation of Each Surviving Fund	48

		4.2.2	No Convictions, Sanctions or Other Violations	48

		4.2.3	Regulatory Compliance	48

		4.2.4	Tax Qualification	49

		4.2.5	Taxes	49

		4.2.6	Changes	49

		4.2.7	Litigation	49

ARTICLE V	COVENANTS AND AGREEMENTS			50

	5.1	Covenants With Respect to the Alliance Funds and Insured Accounts		50

		5.1.1	Conduct of Business	50

		5.1.2	Negative Consent Process; Offshore Redemption in Kind Process	50

		5.1.3	Board Approvals; Shareholder Approval; Prospectus and Statement of Additional Information Supplements; Information in Registration Statement on Form N-14; Other Consents	51

		5.1.4	Alliance Fund Taxes	53

		5.1.5	Insured Account Covenants	54

	5.2	Covenants With Respect to the Surviving Funds and Transferred Insured Accounts		54

	5.3	[Intentionally Omitted]		54

	5.4	Covenant With Respect to Cash Management Assets		54

	5.5	Covenants With Respect to Expenses		55

	5.6	Covenants With Respect to Litigation and Changes in Condition		56

	5.7	Covenants With Respect to Publicity and Third Party Communications		56

	5.8	Restrictive Covenants		57

		5.8.1	Non-Solicitation	57

		5.8.2	Covenant Not to Compete	57

		5.8.3	Enforcement	60

-iii-

	5.9	Covenants With Respect to Further Actions		61

	5.10	Covenants With Respect to Access		61

	5.11	Covenant With Respect to Liquidation of Alliance Funds		61

	5.12	Covenant With Respect to Employees		62

	5.13	Covenant With Respect to Retention Pool		62

	5.14	NAV Catch-Up Payment		62

	5.15	Security Transfer Methodology		62

	5.16	Shared Used Assets		64

ARTICLE VI	CONDITIONS PRECEDENT TO CLOSING

	6.1	Conditions Precedent to First Closing		64

		6.1.1	Consents	64

		6.1.2	Satisfaction of All Requirements Relating to the Negative Consent Process	64

		6.1.3	Expiration of Waiting Period under HSR Act	65

		6.1.4	No Legal Obstruction	65

		6.1.5	Legal Opinions	65

	6.2	Conditions Precedent to Final Closing		65

		6.2.1	Consents	65

		6.2.2	No Legal Obstruction	65

		6.2.3	Continuing Effectiveness of Prior Consents	65

		6.2.4	Legal Opinion	66

	6.3	Conditions Precedent to Obligations of Federated With Respect to All Closings and Interim Transfers		66

		6.3.1	No Breach of Covenants; True and Correct Representations and Warranties	66

		6.3.2	Delivery of Documents	67

		6.3.3	Satisfaction of Conditions under the Reorganization Agreements	67

		6.3.4	No Litigation	67

		6.3.5	Access to and Copies of Books and Records	67

		6.3.6	No MAC	68

	6.4	Conditions Precedent to Obligations of Alliance With Respect To All Closing and Interim Transfers		68

		6.4.1	No Breach of Covenants; True and Correct Representations and Warranties	68

		6.4.2	No MAC	69

		6.4.3	Delivery of Documents	69

-iv-

ARTICLE VII	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, AND THE ABILITY TO ASSERT CLAIMS		69

	7.1	Survival of Covenants	69

	7.2	Survival of Representation and Warranties	69

	7.3	Survival of Ability to Assert Claims	70

ARTICLE VIII	TERMINATION		70

	8.1	Termination	70

	8.2	Termination of Obligations Relating to Final Closing	71

	8.3	Survival upon Termination	71

ARTICLE IX	INDEMNIFICATION		71

	9.1	Indemnification of Federated by Alliance	71

	9.2	Indemnification of Alliance by Federated	72

	9.3	Indemnification Procedures	73

	9.4	Right of Set-Off	74

	9.5	Exclusive Remedy	74

	9.6	Treatment of Indemnification Payments	74

ARTICLE X	NOTICES		75

ARTICLE XI	ENTIRE AGREEMENT; MODIFICATION		76

ARTICLE XII	MISCELLANEOUS		76

	12.1	Governing Law	76

	12.2	Jurisdiction	76

	12.3	Waiver of Jury Trail	77

	12.4	Assignment; Successors	77

	12.5	Waiver	77

	12.6	Further Assurances	78

	12.7	Counterparts	78

	12.8	Severability	78

	12.9	Third Parties	78

-v-

Exhibits:

Exhibit A	Funds

Exhibit B	Forms of Plan of Reorganization

Exhibit C	Allocation Schedule

Exhibit D	Form of Legal Opinion of Ropes & Gray LLP

Exhibit E	Form of Legal Opinion of Reed Smith LLP

Schedules:

1.1	Alliance Net Revenue Methodology

2.1	Other Assets

2.7(d)	Other Federated Products

2.7(i)	Illustrative Examples of Operation of Asset Tracking Provisions

3.1(b)	Alliance Stock

3.1.4	Alliance Consents

3.1.5	Alliance Litigation

3.1.8	Title Matters

3.2.7	Alliance Contracts

3.2.8	Third Party Contracts

3.3.6	Offshore Alliance Contracts

3.3.7	Offshore Third Party Contracts

3.4.3	Deutsche Bank Agreements

4.1.5	Federated Litigation

5.8.2(c)	Permitted Existing Cash Management Vehicles

-vi-

AGREEMENT

THIS AGREEMENT, dated as of October 28, 2004 (this “Agreement”), is between FEDERATED INVESTORS, INC. (“Federated”), a corporation organized under the laws of the Commonwealth of Pennsylvania with its principal business office located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania, and ALLIANCE CAPITAL MANAGEMENT L.P. (“Alliance”), a Delaware limited partnership, with headquarters located at 1345 Avenue of the Americas, New York, New York. Certain terms used in this Agreement are defined in Section 1.1 of this Agreement.

W I T N E S S E T H:

WHEREAS, AllianceBernstein Institutional Reserves Prime Portfolio, AllianceBernstein Institutional Reserves Government Portfolio, AllianceBernstein Institutional Reserves Treasury Portfolio, AllianceBernstein Institutional Reserves Tax-Free Portfolio, AllianceBernstein Institutional Reserves California Tax-Free Portfolio, AllianceBernstein Institutional Reserves New York Tax-Free Portfolio (each an “AllianceBernstein Institutional Reserves Portfolio”, and collectively the “AllianceBernstein Institutional Reserves Portfolios”); AllianceBernstein Municipal Trust General Portfolio, AllianceBernstein Municipal Trust New York Portfolio, AllianceBernstein Municipal Trust California Portfolio, AllianceBernstein Municipal Trust Connecticut Portfolio, AllianceBernstein Municipal Trust New Jersey Portfolio, AllianceBernstein Municipal Trust Virginia Portfolio, AllianceBernstein Municipal Trust Florida Portfolio, AllianceBernstein Municipal Trust Massachusetts Portfolio, AllianceBernstein Municipal Trust Pennsylvania Portfolio, AllianceBernstein Municipal Trust Ohio Portfolio (each an “AllianceBernstein Municipal Trust Portfolio”, and collectively the “AllianceBernstein Municipal Trust Portfolios”); AllianceBernstein Capital Reserves Portfolio, AllianceBernstein Money Reserves Portfolio (each an “AllianceBernstein Capital Reserves Portfolio”, and collectively the “AllianceBernstein Capital Reserves Portfolios”); AllianceBernstein Government Reserves Portfolio, AllianceBernstein Treasury Reserves Portfolio (each an “AllianceBernstein Government Reserves Portfolio”, and collectively the “AllianceBernstein Government Reserves Portfolios” and together with the AllianceBernstein Institutional Reserves Portfolios, AllianceBernstein Municipal Trust Portfolios and AllianceBernstein Capital Reserves Portfolios, each a “Domestic Alliance Fund”, and collectively the “Domestic Alliance Funds”); and ACM International Reserves and ACM International Reserves II PLC (each an “Offshore Alliance Fund”, and collectively the “Offshore Alliance Funds” and together with the Domestic Alliance Funds, the “Alliance Funds”) are investment companies or series of certain investment companies as described below; and

WHEREAS, the AllianceBernstein Institutional Reserves Portfolios are series of AllianceBernstein Institutional Reserves, Inc., a corporation organized under the laws of Maryland and registered under the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated by any Governmental Authority thereunder (the “1940 Act”), as an open-end management investment company and whose shares are registered for sale under the Securities Act of 1933, as amended, and the rules, regulations and interpretations promulgated by any Governmental Authority thereunder (the “1933 Act”) (“Institutional Reserves”); and

WHEREAS, the AllianceBernstein Municipal Trust Portfolios are series of AllianceBernstein Municipal Trust, a business trust organized under the laws of Massachusetts and registered under the 1940 Act as an open-end management investment company and whose shares are registered for sale under the 1933 Act (the “Municipal Trust”); and

WHEREAS, the AllianceBernstein Capital Reserves Portfolios are series of AllianceBernstein Capital Reserves, a business trust organized under the laws of Massachusetts and registered under the 1940 Act as an open-end management investment company and whose shares are registered for sale under the 1933 Act (“Capital Reserves”); and

WHEREAS, the AllianceBernstein Government Reserves Portfolios are series of AllianceBernstein Government Reserves, a business trust organized under the laws of Massachusetts and registered under the 1940 Act as an open-end management investment company and whose shares are registered for sale under the 1933 Act (“Government Reserves” and, together with Institutional Reserves, Capital Reserves and the Municipal Trust, the “Domestic Investment Companies”); and

WHEREAS, ACM International Reserves is an investment company incorporated with limited liability under the laws of the Cayman Islands as an exempted company (“ACM International Reserves” or an “Offshore Alliance Fund”); and

WHEREAS, ACM International Reserves II PLC is an open-ended investment company with variable capital incorporated with limited liability under the laws of Ireland (“ACM International Reserves II” or an “Offshore Alliance Fund”); and

WHEREAS, Alliance services insured demand deposit accounts (the “Deutsche Bank Insured Accounts”) whereby investors with securities accounts established through intermediaries maintain demand deposits at Deutsche Bank Trust Company Americas (“Deutsche Bank”), and Alliance acts as agent in respect of such demand deposits and all related transactions, including further deposits and withdrawals; and

WHEREAS, Alliance has proposed to be involved in establishing and servicing insured demand deposit accounts with a certain Midwestern trust company previously identified to Federated (the “Trust Company”), whereby investors with securities accounts established through intermediaries will maintain insured demand deposits (the “Trust Insured Accounts”, and together with the Deutsche Bank Insured Accounts, the “Insured Accounts”); and

WHEREAS, Alliance serves as an investment adviser to each Domestic Alliance Fund pursuant to investment advisory agreements, each dated July 22, 1992, between Alliance and each Domestic Investment Company on behalf of each respective Domestic Alliance Fund (as amended, the “Domestic Alliance Funds Advisory Agreements”); and

WHEREAS, Alliance serves as an investment adviser to each Offshore Alliance Fund pursuant to investment advisory agreements between Alliance and each of ACM International Reserves and ACM International Reserves II, dated August 20, 1998 and August 23, 2001, respectively (as amended, the “Offshore Alliance Funds Advisory Agreements”, and together with the Domestic Advisory Agreements, the “Advisory Agreements”); and

WHEREAS, Alliance provides deposit placement, administrative and recordkeeping services in connection with the Deutsche Bank Insured Accounts pursuant to the Third Amended and Restated Money Market Agreement, dated as of November 4, 2003, between Alliance and Deutsche Bank (as amended, and as defined in more detail in Section 1.1 below, the “Deutsche Bank Agreement”; and together with the Advisory Agreements, the “Alliance Agreements”); and

WHEREAS, Federated or an investment advisory subsidiary of Federated is the sponsor to the investment companies registered under the 1940 Act and shares are or will be registered for sale under the 1933 Act (or similar foreign Applicable Law) and identified on Exhibit A to this Agreement (each, together with any successor or transferee of a substantial portion of its assets prior to the Final Closing Date, a “Surviving Fund”, and collectively the “Surviving Funds”); and

WHEREAS, each Surviving Fund is a duly organized series of a Federated investment company identified on Exhibit A to this Agreement (each, a “Federated Investment Company”, and collectively the “Federated Investment Companies”); and

WHEREAS, Alliance intends to cause the transfer of all of the Alliance Fund Assets associated with the sweep accounts invested in the Alliance Funds (the “Sweep Accounts”) to the appropriate Surviving Funds identified on Exhibit A to this Agreement; and

WHEREAS, as contemplated in this Agreement, such transfers will be effected via a negative written consent process conducted in compliance with Rule 2510 of the National Association of Securities Dealers (“NASD”) and other Applicable Law, whereby Persons with authority over such Sweep Accounts will be sent a negative consent letter informing them of the transfer and advising them that they have thirty (30) days to object to such transfer (the “Negative Consent Process”) to the Surviving Funds; and

WHEREAS, concurrently with the Negative Consent Process, Alliance shall use commercially reasonable efforts to cause each Offshore Alliance Fund to redeem all of its outstanding shares held by its current registered shareholders after the execution of this Agreement and that, in each case, such redemption be effected in kind by the Offshore Alliance Fund transferring, on behalf of and at the direction of each such registered shareholder, all (or substantially all) of its investment assets (and any surplus cash) to the applicable offshore Surviving Fund in return for such Surviving Fund allotting and issuing to each such registered shareholder the appropriate number of fully paid shares of the corresponding class (the “Offshore Redemption in Kind Process”); and

WHEREAS, to the extent that such transfers are not effected pursuant to the processes and means described above, if mutually agreed between Alliance and Federated in accordance with this Agreement, Alliance intends to recommend to the Investment Companies that the Alliance Funds be reorganized with and into the Surviving Funds upon the terms and conditions set forth in this Agreement and in certain Agreements and Plans of Reorganization between the Investment Companies on behalf of the Alliance Funds and the Federated Investment Companies on behalf of the Surviving Funds in forms to be negotiated, and mutually agreed to between the Parties prior to the First Closing, starting from the forms attached as Exhibit B hereto (each, together with such changes as negotiated prior to the First Closing, a “Plan of Reorganization”, and collectively the “Reorganization Agreements”); and

WHEREAS, Alliance and certain of its Affiliated Persons operate a cash management business used by both retail and institutional clients through Alliance’s and certain of its Affiliated Persons’ provision of investment advisory, investment management and other services to the Alliance Funds and certain distribution and support related services to the Insured Accounts (as defined in more detail in Section 1.1 below, collectively, the “Business”), and Alliance wishes to sell to Federated, and Federated wishes to purchase from Alliance, substantially all of Alliance’s interest in, the Business, including certain assets identified in Section 1.1 below relating to the Business, on the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained in this Agreement, and intending to be legally bound, Alliance and Federated agree as follows:

ARTICLE I

CERTAIN DEFINITIONS; CONSTRUCTION

1.1 Definitions. The following terms have the meanings specified below or are defined in the Sections referred to below. “1933 Act” is defined in the recitals to this Agreement.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules regulations and interpretations promulgated by any Governmental Authority thereunder.

“1940 Act” is defined in the recitals to this Agreement.

“ACM International Reserves” is defined in the recitals to this Agreement.

“ACM International Reserves II” is defined in the recitals to this Agreement.

“Acquired Assets” is defined in Section 2.1(a) of this Agreement.

“Advisory Agreements” is defined in the recitals to this Agreement.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules, regulations and interpretations promulgated by any Governmental Authority thereunder.

“Affiliated Person” means, with respect to any Person, an “affiliated person” of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.

“Agreement” means this Agreement, as it may be amended, modified, supplemented, or restated from time to time.

“Alliance” is defined in the preamble to this Agreement.

“Alliance Agreements” is defined in the recitals to this Agreement.

“AllianceBernstein Capital Reserves Portfolio” is defined in the recitals to this Agreement.

“AllianceBernstein Government Reserves Portfolio” is defined in the recitals to this Agreement.

“AllianceBernstein Institutional Reserves Portfolio” is defined in the recitals to this Agreement.

“AllianceBernstein Municipal Trust Portfolio” is defined in the recitals to this Agreement.

“Alliance Consents” is defined in Section 3.1.4 of this Agreement.

“Alliance Fund Assets” means the net assets of the Alliance Funds and deposits in Insured Accounts (prior to the assets of the Insured Accounts being transferred as contemplated in this Agreement).

“Alliance Funds” is defined in the recitals to this Agreement.

“Alliance Fund Termination Date” shall mean, with respect to any Alliance Fund, the earlier of (a) the date on which all of the Alliance Fund Assets of such Alliance Fund are transferred to a Surviving Fund either through the Negative Consent Process, the Offshore Redemption in Kind Process, an Interim Transfer or pursuant to a Reorganization Agreement, or (b) the Final Closing Date.

“Alliance Indemnitees” is defined in Section 9.2 of this Agreement.

“Alliance Intellectual Property” means all Intellectual Property owned, licensed or used by Alliance or any Alliance Fund, or any Affiliated Person of any of them, in connection with the Business (other than any Retained Asset or Shared Use Asset) and included in the Acquired Assets.

“Alliance NYAG Settlement” means the settlement evidenced by the Assurance of Discontinuance dated as of September 1, 2004 entered into by Alliance and the New York State Attorney General.

“Alliance SEC Documents” means Alliance Capital Management L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and all other reports, registration statements, definitive proxy statements or information statements, and amendments thereto, filed by Alliance subsequent to March 10, 2004 and prior to the fifth Business Day preceding the date hereof under the 1933 Act or under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act as filed with the Commission.

“Alliance SEC Settlement” means the settlement detailed in the Order of the Commission contained in Release No. IA-2205A; IC 26312A; Administrative Proceeding File No. 3-11359; dated January 15, 2004.

“Anniversary Payments” means an amount equal to the sum of the First Anniversary Payment, Second Anniversary Payment, Third Anniversary Payment, Fourth Anniversary Payment and the Fifth Anniversary Payment.

“Annualized Pre-First Closing Run Rate Measurement” means the net revenue earned by Alliance or its Affiliated Persons (calculated in a manner consistent with the methodology reflected in Schedule 1.1) on Alliance Fund Assets attributable to Tracked Clients which become Transferred Assets, for the ninety (90) day period ending one day prior to the First Closing Date, annualized by dividing the net revenue for such period by 90 and multiplying the result by 365.

“Annualized 8/31/04 Run Rate Measurement” means the net revenue earned by Alliance or its Affiliated Persons (calculated in a manner consistent with the methodology reflected in Schedule 1.1) on Alliance Fund Assets attributable to Tracked Clients which become Transferred Assets, for the ninety (90) day period ending August 31, 2004, annualized by dividing the net revenue for such period by 90 and multiplying the result by 365.

“Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes, interpretations or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, writs, awards, and decrees of, or agreements with, any Governmental Authority.

“Assumed Alliance Fund Liabilities” means, in the case of any Alliance Fund reorganized through an “F reorganization” under the Code with and into a Surviving Fund pursuant to a Reorganization Agreement at the Final Closing, ordinary course Liabilities specifically identified on the financial statements of the Alliance Fund and expressly assumed by a Surviving Fund pursuant to a Reorganization Agreement as required in connection with such “F reorganization” under the Code or, obligations of the predecessor Alliance Fund assumed in order to succeed to redemption credits pursuant to Section 24(f) of the 1940 Act and former Rule 24e-2 promulgated under the 1940 Act (as in effect prior to October 11, 1997).

“Board” means the Board of Directors or Trustees, as applicable, of (i) in the case of Alliance, the General Partner, (ii) Federated, (iii) any Alliance Fund, or (iv) any Surviving Fund, as applicable.

“Business” is defined in the recitals to this Agreement. For the avoidance of doubt, “Business” also includes the Acquired Assets.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Pittsburgh, Pennsylvania, or the New York Stock Exchange, are authorized or required to close.

“Calculation Dispute” is defined in the definition of Dispute Resolution Process in Section 1.1.

“Calculation Statement” shall mean any Closing Date Statement, Interim Period Statement or Clawback Measurement Period Statement, as applicable.

“Capital Reserves” is defined in the recitals to this Agreement.

“Cash Management Vehicle” means (a) (i) any money market fund registered under the 1940 Act or the 1933 Act (or similar foreign Applicable Law), or (ii) any collective investment vehicle that seeks stability of principal and daily or other periodic liquidity in a manner similar to a money market fund and that, but for the exceptions under the 1940 Act, would be an “investment company” thereunder, or (b) any insured demand deposit accounts similar to the Insured Accounts.

“Clawback Measurement Period” means the period beginning on the first day of the seventh (7th) month after the month in which the First Closing Date occurs and continuing for six (6) months thereafter; provided, however, that if at least seventy-five percent (75%) of the Total

Alliance Fund Assets are not included in the First Closing Fund Assets, then references to the First Closing Date used in determining the Clawback Measurement Period shall be changed to the Final Closing Date.

“Clawback Measurement Period Statement” is defined in Section 2.8(c) of this Agreement.

“Clawback Payment” is defined in Section 2.8(b) of this Agreement.

“Client Split” means the allocation of Transferred Assets attributable to Tracked Clients between Federated and Alliance, as determined in accordance with Section 2.7 of this Agreement.

“Client Statement” is defined in Section 2.7(a) of this Agreement.

“Closing” means the First Closing or the Final Closing, as applicable.

“Closing Fund Assets” means the First Closing Fund Assets, Interim Period Transferred Assets and the Final Closing Fund Assets.

“Closing Date” means the First Closing Date or the Final Closing Date, as applicable.

“Closing Date Statement” is defined in Section 2.6(a) of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated by any Governmental Authority thereunder.

“Commission” means the U.S. Securities and Exchange Commission.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, or filing or registration with, or report or notice to, any Person, including any Governmental Authority.

“Consideration Amount” means an amount equal to the sum of the First Closing Payment, the Interim Payments, the Final Closing Payment, the Non-Tracked Client Payment, the Anniversary Payments, the Payment Differential and, if applicable, the Contingent Payment, less the Clawback Payment, if any.

“Contingent Payment” means an amount equal to ten million dollars ($10,000,000).

“Contracts” means, in respect of any Person, all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments and similar obligations to which such Person is party or by which they or any of their properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified.

“Deutsche Bank” is defined in the recitals to this Agreement.

“Deutsche Bank Agreement” is defined in the recitals to this Agreement. “Deutsche Bank Agreement” also shall include any referring institution agreements (or similar selling agreements) to which Alliance is a party relating to the sale of the Deutsche Bank Insured Accounts.

“Deutsche Bank Assignment Documents” means those written Contracts and Consents necessary to assign the Deutsche Bank Agreement to Federated or to otherwise transfer the benefits received by Alliance under such Deutsche Bank Agreement to Federated

“Deutsche Bank Insured Accounts” is defined in the recitals to this Agreement.

“Dispute Resolution Process” means the following process which either Federated or Alliance may invoke by providing written notice to the other Party if Federated and Alliance cannot agree on any Calculation Statement required to be delivered under this Agreement as contemplated in this Agreement (a “Calculation Dispute”). Upon either Party delivering such written notice of a Calculation Dispute:

(a) any undisputed amount shall be paid by the applicable Party on the date required under this Agreement;

(b) the payment of any disputed amount shall be postponed until the date that is three (3) Business Days after the Calculation Dispute is resolved pursuant to this Dispute Resolution Process;

(c) the Calculation Dispute will be escalated to senior executives of Alliance and Federated with authority to resolve the Calculation Dispute, and such senior executives will meet (either in person or via conference call, and with such other representatives of Alliance or Federated (as applicable) as such senior executives deem necessary or desirable), at least once initially within five (5) Business Days after such written Calculation Dispute notice was delivered, to attempt to resolve the Calculation Dispute; if such senior executives agree upon a resolution to such Calculation Dispute, the applicable Calculation Statement (as modified consistent with such agreement) shall be considered final and conclusive for all purposes;

(d) if such executives cannot resolve such dispute within forty-five (45) calendar days, then either party may thereafter provide written notice to the other that it elects to submit the Calculation Dispute to a nationally recognized independent accounting firm chosen jointly by such executives of Federated and Alliance (the “Neutral Accountants”). Alliance and Federated shall use commercially reasonable efforts to cause the Neutral Accountants to promptly review and resolve the Calculation Dispute no later than thirty (30) days after the delivery of such written notice, using GAAP as applied in the United States (or, if necessary, generally accepted accounting principles as applied in an applicable foreign jurisdiction). The fees and expenses of the Neutral Accountants shall be shared equally by Alliance and Federated, and the decision of the Neutral Accountants shall be final and conclusive for all purposes.

“Domestic Alliance Funds” is defined in the recitals to this Agreement.

“Domestic Alliance Funds Advisory Agreements” is defined in the recitals to this Agreement.

“Domestic Investment Companies” is defined in the recitals to this Agreement.

“Federated” is defined in the preamble to this Agreement.

“Federated Indemnitees” is defined in Section 9.1 of this Agreement.

“Federated Investment Companies” is defined in the recitals to this Agreement.

“Federated NYAG Settlement” means any settlement reached between Federated and the New York Attorney General relating to the matters disclosed in the Federated SEC Documents.

“Federated SEC Documents” means Federated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and all other reports, registration statements, definitive proxy statements or information statements, and amendments thereto, filed by Federated subsequent to June 30, 2003 and prior to the fifth (5th) Business Day preceding the date hereof under the 1933 Act or under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act as filed with the Commission.

“Federated SEC Settlement” means any settlement reached between Federated and the Commission relating to the matters disclosed in the Federated SEC Documents.

“Fifth Anniversary Date” means the date which is five (5) Fiscal Years after the First Closing Date.

“Fifth Anniversary Payment” means an amount equal to seventy percent (70%) of the Net Revenue earned by Federated on the Transferred Assets attributable to Tracked Clients for the Fiscal Year beginning on the day after the Fourth Anniversary Date.

“Final Closing” is defined in Section 2.10(b) of this Agreement.

“Final Closing Anniversary Date” means the date which is five (5) Fiscal Years after the Final Closing Date.

“Final Closing Date” is defined in Section 2.10(b) of this Agreement. If the Final Closing Date does not occur before August 31, 2005, “Final Closing Date” shall be deemed to mean August 31, 2005 for all purposes of this Agreement (it being understood that, in such instance, no additional Closings or Interim Transfers shall occur after August 31, 2005 and Article VI would not be applicable).

“Final Closing Fund Assets” means the Alliance Fund Assets transferred to the Surviving Funds (or, in the case of the Insured Account assets, as contemplated in this Agreement) (in each case, if any) on the Final Closing Date.

“Final Closing Payment” means an amount equal to (a) twenty-five million dollars ($25,000,000) less (b) the First Closing Payment, less (c) the sum of all Interim Payments.

“First Anniversary Date” means the date which is one (1) Fiscal Year after the First Closing Date.

“First Anniversary Payment” shall mean an amount equal to seventy percent (70%) of the Net Revenue earned by Federated on the Transferred Assets attributable to Tracked Clients for the Fiscal Year beginning on the day after the First Closing Date.

“First Closing” is defined in Section 2.10(a) of this Agreement.

“First Closing Date” is defined in Section 2.10(a) of this Agreement.

“First Closing Fund Assets” means the Alliance Fund Assets transferred to the Surviving Funds (or, in the case of the Insured Account assets, as contemplated in this Agreement) on the First Closing Date.

“First Closing Payment” means an amount equal to the product of (a) an amount equal to the quotient of (i) First Closing Fund Assets, divided by (ii) Total Alliance Fund Assets, multiplied by (b) twenty-five million dollars ($25,000,000).

“Fiscal Year” means a period of 365 days (or, as applicable in the event of a leap year, 366 days).

“Former Alliance Client” means (a) a client of the Business that is not also a client of Federated on the date of this Agreement and that transfers all or a portion of such client’s assets to a Surviving Fund or Other Federated Cash Management Vehicle, between the date of this Agreement and the First Closing Date, or (b) as mutually agreed (including in terms of the client and the portion of such client’s assets to be included) upon by the Parties prior to the First Closing, a client of the Business that is also a client of Federated on the date of this Agreement and that transfers all or a portion of such client’s assets to a Surviving Fund or Other Federated Cash Management Vehicle between the date of this Agreement and the First Closing Date.

“Fourth Anniversary Date” means the date which is four (4) Fiscal Years after the First Closing Date.

“Fourth Anniversary Payment” means an amount equal to seventy percent (70%) of the Net Revenue earned by Federated on the Transferred Assets attributable to Tracked Clients for the Fiscal Year beginning on the day after the Third Anniversary Date.

“Fund” means an Alliance Fund or Surviving Fund, as applicable.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” means Alliance Capital Management Corporation, a Delaware corporation.

“Governing Documents” means (a) with respect to any corporation, its articles or certificate of incorporation, bylaws and other organizational documents, (b) with respect to any limited liability company, its articles or certificate of formation or organization, limited liability company agreement, operating agreement and other organizational documents, (c) with respect to any business trust, its declaration of trust, trust agreement and other organizational documents, (d) with respect to any limited partnership, its certificate of partnership, partnership agreement and any other organizational document and (e) with respect to any other Person, its comparable governing agreements and other organizational documents.

“Government Reserves” is defined in the recitals to this Agreement.

“Governmental Approval” means any Consent of, with or to any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any foreign nation, government, commonwealth or province, or any political subdivision thereof; any court, governmental tribunal, or arbitrator; and any self-regulatory organization (as such term is defined in the 1934 Act).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules, regulations and interpretations promulgated by any Governmental Authority thereunder.

“Incidental Money Market Fund” means a Cash Management Vehicle of a Person (other than Alliance or any Non-Compete Affiliate), unless the net revenue of such Person from such Cash Management Vehicle is greater than either (i) seven million five hundred thousand dollars ($7,500,000), or (ii) seven and one-half percent (7½%) of such Person’s net revenue. For the avoidance of doubt, “Incidental Money Market Fund” shall in no event mean a Cash Management Vehicle started by Alliance or any Non-Compete Affiliate either de novo or through the reorganization or other conversion of another one of their respective existing businesses into a Cash Management Vehicle.

“Indemnified Party” is defined in Section 9.3 of this Agreement.

“Indemnifying Party” is defined in Section 9.3 of this Agreement.

“Institutional Reserves” is defined in the recitals to this Agreement.

“Insured Accounts” is defined in the recitals to this Agreement.

“Intellectual Property” shall mean any United States and foreign patents, trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, copyrights, trade secrets, know-how, and software, spreadsheets, source code, updates, upgrades and versions, and other proprietary rights, or intellectual property, and all applications, registrations, manuals and other documentation related thereto.

“Interim Payment” means a payment to be made by Federated to Alliance with respect to all Interim Period Transferred Assets transferred to a Surviving Fund (or, in the case of Insured Account assets, as contemplated in this Agreement) during any calendar month during which there is an Interim Transfer Date, which payment shall equal the product of (a) an amount equal to the quotient of (i) Interim Period Transferred Assets transferred to a Surviving Fund (or, in the case of Insured Account assets, as contemplated in this Agreement) since the First Closing Date (in the case of the first Interim Payment) or the last Interim Transfer Date (in the case of all subsequent Interim Payments), divided by (ii) Total Alliance Fund Assets, multiplied by (b) twenty five million dollars ($25,000,000).

“Interim Payment Anniversary Date” means the date which is five (5) Fiscal Years after any Interim Transfer Date.

“Interim Payment Date” means the date that is seven (7) days after the end of each calendar month during which there is an Interim Transfer Date, provided that if an Interim Payment Date is a Friday, Saturday, or Sunday, Interim Payment Date shall be the following Monday.

“Interim Period Statement” is defined in Section 2.6(b) of this Agreement.

“Interim Period Transferred Assets” means Alliance Fund Assets transferred in an Interim Transfer.

“Interim Transfer” means the transfer of Alliance Fund Assets to the Surviving Funds (or, in the case of Insured Account assets, as contemplated in this Agreement) by Alliance after the First Closing and before the Final Closing.

“Interim Transfer Date” means each date after the First Closing Date and before the Final Closing Date on which (a) Alliance Fund Assets are transferred pursuant to Section 2.2 or Section 2.4 of this Agreement, and any related Acquired Assets are transferred pursuant to the transactions contemplated in Section 2.1 of this Agreement, or (b) any Alliance Fund Assets, and Acquired Assets related to that portion of the Business being transferred, are transferred to the

Surviving Funds and Federated, respectively, pursuant to another mutually agreed upon transfer mechanism, in each case upon at least three (3) days prior written notice from Alliance to Federated.

“Investment Companies” means the Domestic Investment Companies and the Offshore Alliance Funds.

“Knowledge” means (a) with respect to Alliance, the actual knowledge, after commercially reasonable inquiry, of (i) the Chairman, Chief Executive Officer, President (if such an office is filled), any Executive Vice President, Chief Compliance Officer, Chief Investment Officer (if such an office is filled), Chief Financial Officer or General Counsel of the General Partner, who are involved with, supervise or are responsible, directly or indirectly, for the Transactions or the operation or management of the Business or the Alliance Funds or Insured Accounts, and each such individual’s direct reports, and/or (ii) the President, the Chief Compliance Officer and Chief Investment Officer of any Alliance Fund, and each such individual’s direct reports, and (b) with respect to Federated, the actual knowledge, after commercially reasonable inquiry, of (i) the Chairman, Chief Executive Officer, President, any Executive Vice President, Chief Compliance Officer, Chief Investment Officer, Chief Financial Officer or General Counsel (as applicable) of Federated, who are involved with, supervise or are responsible for the Transactions or the operation or management of the Surviving Funds, and each such individual’s direct reports, and/or (ii) the President, the Chief Compliance Officer and Chief Investment Officer of any Surviving Fund, and each such individual’s direct reports.

“Liabilities” mean any claim, debt, expense, duty, liability or obligation of any kind whatsoever, whether or not accrued or fixed, known or unknown, absolute or contingent, determined or determinable or when due or to become due.

“Liens” means any mortgage, pledge, lien, encumbrance, charge, liability, obligation, claim (whether pending or, to the Knowledge of the Person against whom the claim is being asserted, threatened in writing), license, rights of others or restriction of any kind affecting title to or use of, or resulting in an encumbrance against, property, real or personal, tangible or intangible, or a security interest of any kind, including, any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

“Litigation” means any action, cause of action, claim, demand, suit, proceeding, audit, citation, summons, subpoena, inquiry, examination or investigation of any nature, whether legal, civil, criminal, administrative, regulatory or otherwise, pending or, to the Knowledge of the relevant party, threatened, in law or in equity, or before any Governmental Authority.

“Losses” is defined in Section 9.1 of this Agreement.

“MAC” shall mean:

(a) with respect to Alliance, the Business, the Alliance Funds or the Insured Accounts (except to the extent transferred to a Surviving Fund or as otherwise contemplated in this Agreement, as applicable), (i) any event, circumstance or condition which would have a material adverse effect (whether taken individually or in the aggregate with all other effects) on Alliance, the Business, the Alliance Funds and the Insured Accounts, taken as a whole, or (ii) any event, circumstance or condition affecting Alliance, the Business, the Alliance Funds or the Insured Assets, which would materially delay or otherwise materially and adversely affect the enforcement of, or performance or consummation of the Transactions (taken as a whole) by Alliance and the Alliance Funds under, this Agreement, the Reorganization Agreements, or any other Transaction Document; provided, however, that a reduction in Alliance Fund Assets shall not be considered a MAC; and

(b) with respect to Federated, any event, circumstance or condition affecting Federated or the Surviving Funds, which would materially delay or otherwise materially and adversely affect the enforcement of, or performance or consummation of the Transactions (taken as a whole) by Federated and the Surviving Funds under, this Agreement, the Reorganization Agreements, or any other Transaction Document, or Federated’s post-Closing operation and management of the Business (taken as a whole); provided, however, that (i) the Federated SEC Settlement, and (ii) the Federated NYAG Settlement, each shall not be considered a MAC.

“Municipal Trust” is defined in the recitals to this Agreement.

“NASD” means the National Association of Securities Dealers, Inc. or NASD Regulation, Inc., as applicable.

“NAV Catch-Up Payment” means, for any Alliance Fund, the difference between (a) the number of Alliance Fund shares (valued at $1.00 per share) associated with the Alliance Fund Assets being transferred at a Closing or Interim Transfer pursuant to the Transactions contemplated by this Agreement and (b) the sum of (i) the market value of the portfolio securities of the Alliance Fund being transferred at such Closing or Interim Transfer (as determined in accordance with Section 5.15(c) below), and (ii) any portfolio cash being transferred at such Closing or Interim Transfer.

“Negative Consent Process” is defined in the recitals to this Agreement.

“Net Revenue” means with respect to any Transferred Assets an amount equal to (a) the sum of (i) net advisory fee revenue, (ii) administrative service fees, (iii) shareholder servicing fees, (iv) 12b-1 fees, and (v) any other revenue earned by Federated from fees charged to the Surviving Funds or any Other Federated Cash Management Vehicle for new services rendered to the Surviving Funds or any Other Federated Cash Management Vehicle beginning on a date after the First Closing Date, in each case after deducting fund expense waivers and reimbursements of expenses, less (b) any payments made to clients, and less (c) any payments made to third parties on behalf of clients, all calculated on a basis consistent with Section 2.7 of this Agreement. With respect to Transferred Assets invested in Insured Accounts, “Net Revenue” shall mean all fees and other revenue earned by Federated in respect of the Insured Accounts (after deducting any expense waivers and reimbursements), less (b) any payments made to clients, less (c) any payments made to third parties on behalf of clients, and less (d) any payments made to Deutsche Bank and/or Trust Company, all calculated on a basis consistent with Section 2.7 of this Agreement. “Net Revenue” earned by Federated calculated under this Agreement shall include any component of Net Revenue earned by any Affiliated Person of Federated.

“Neutral Accountants” is defined in the definition of Dispute Resolution Process in Section 1.1 of this Agreement.

“Non-Compete Affiliate” means (a) Alliance Capital Management Holding L.P., (b) the General Partner or (c) any Person that is directly or indirectly controlled by Alliance.

“Non-Solicitation Period” means the period beginning on the First Closing Date and ending on (and including) the Second Anniversary Date.

“Non-Tracked Client Payment” means an amount (expressed in dollars) equal to (a) 0.017 basis points, multiplied by (b) the sum of (i) the First Closing Fund Assets attributable to Non-Tracked Clients, plus (ii) Interim Period Transferred Assets attributable to Non-Tracked Clients, plus (iii) Final Closing Fund Assets attributable to Non-Tracked Clients. For the avoidance of doubt, the assets of Former Alliance Clients that are Non-Tracked Clients transferred to a Surviving Fund or Other Federated Cash Management Vehicle prior to the Final Closing shall be considered Final Closing Fund Assets attributable to Non-Tracked Clients for purposes of determining the Non-Tracked Client Payment.

“Non-Tracked Clients” shall mean those clients of Alliance with assets invested in the Alliance Funds or deposited in the Insured Accounts as of the Tracked Client Determination Date that are not Tracked Clients, and certain clients (including certain Former Alliance Clients) of Alliance with $0 balances as of the Tracked Client Determination Date as mutually agreed between Alliance and Federated.

“Offshore Alliance Fund” is defined in the recitals to this Agreement.

“Offshore Alliance Funds Advisory Agreements” is defined in the recitals to this Agreement.

“Offshore Redemption in Kind Process” is defined in the recitals to this Agreement.

“Other Federated Cash Management Vehicle” means a Cash Management Vehicle created, distributed, advised, managed, sold, administered or promoted by Federated; provided, that “Other Federated Cash Management Vehicle” shall not include a Cash Management Vehicle that is (a) distributed, sold, administered or promoted for a third party in a manner similar to which Federated currently provides such services to third parties, and (b) not created, advised or managed by Federated or any Affiliated Person of Federated.

“Parties” means Alliance and Federated.

“Payment Differential” means an amount equal to (a) seventy percent (70%) of the Net Revenue earned by Federated with respect to Transferred Assets relating to Final Closing Fund Assets attributable to Tracked Clients for the period beginning on the first day following the Fifth Anniversary Date and ending on the Final Closing Anniversary Date, plus (b) for each Interim Transfer, seventy percent (70%) of the Net Revenue earned by Federated with respect to Transferred Assets relating to the Interim Period Transferred Assets attributable to Tracked Clients associated with such Interim Transfer for the period beginning on the first day following the Fifth Anniversary Date and ending on the Interim Payment Anniversary Date.

“Permitted Liens” means Liens for Taxes or assessments or governmental charges or levies, including those arising by operation of law, which are not yet due or delinquent or are being challenged in good faith. For the avoidance of doubt, with respect to Acquired Assets that cannot be fully transferred at the First Closing or any Interim Transfer because the Acquired

Assets cannot be segregated and transferred to Federated until the earlier of the date that all related Alliance Fund Assets are transferred to a Surviving Fund (or, in the case of Insured Account assets, as contemplated in this Agreement) or the liquidation of the related Alliance Fund, “Permitted Liens” also shall include the remaining interest of any Investment Company, Alliance Fund or Insured Account in such Acquired Assets until such Acquired Assets are fully transferred to Federated.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, account or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan of Reorganization” is defined in the recitals to this Agreement.

“Regulated Investment Company” is as defined under Section 851 of the Code.

“Reorganization Agreements” is defined in the recitals to this Agreement.

“Restricted Activity” is defined in Section 5.8.2(b)(i).

“Restricted Period” means the period beginning on the First Closing Date and ending on the Seventh Anniversary Date.

“Retained Assets” is defined in Section 2.1 of this Agreement.

“Retained Alliance Fund Liabilities” means any Liabilities of or relating to (a) any Alliance Fund or Investment Company, or (b) the Insured Accounts prior to the transfer of the Insured Accounts as contemplated herein, or (c) any officer, director or trustee of any Alliance Fund or Investment Company to the extent relating to them in their capacity as such, or (d) the Alliance Fund Assets. For the avoidance of doubt, and without limiting the foregoing, “Retained Alliance Fund Liabilities” includes any Liabilities (other than Alliance Retained Liabilities) resulting from or relating to (i) the Alliance Fund Assets prior to transfer to a Surviving Fund, or, in the case of the Insured Account assets, as contemplated in this Agreement, (ii) any assets of an Alliance Fund or Insured Account not transferred to a Surviving Fund or, in the case of the Insured Account assets, as contemplated in this Agreement, (iii) the operation of the Alliance Funds or Investment Companies, (iv) the operation of the Insured Accounts prior to the assets of the Insured Accounts being transferred as contemplated in this Agreement, (v) the Alliance SEC Settlement (to the extent of any Liability of any Alliance Fund or Investment Company), (vi) the Alliance NYAG Settlement (to the extent of any Liability of any Alliance

Fund or Investment Company), (vii) any Taxes due, owing or payable by or in respect of any Alliance Fund, Investment Company or Insured Account and (viii) any Litigation against or involving any Person specified in the first sentence of this definition to the extent relating to any Alliance Fund, Investment Company or Insured Account (prior to the assets of such Insured Accounts being transferred as contemplated in this Agreement) or the Alliance Fund Assets. In the case of any Alliance Fund reorganized through an “F reorganization” under the Code with and into a Surviving Fund pursuant to Reorganization Agreement at the Final Closing, “Retained Alliance Fund Liabilities” shall not include any Assumed Alliance Fund Liabilities.

“Retained Alliance Liabilities” means any Liabilities of or relating to (a) Alliance, or (b) any officer, director or trustee of Alliance to the extent relating to them in their capacity as such, or (c) the Business. For the avoidance of doubt, and without limiting the foregoing, “Retained Alliance Liabilities” includes any Liabilities (other than Retained Alliance Fund Liabilities) resulting from or relating to (i) the Acquired Assets prior to transfer to Federated, (ii) the Retained Assets and any other assets of Alliance not transferred to Federated, (iii) the management of the Alliance Funds or Investment Companies, (iv) the servicing of the Insured Accounts prior to the assets of the Insured Accounts being transferred as contemplated in this Agreement, (v) the Alliance SEC Settlement (to the extent of any Liability of Alliance or relating to the Business), (vi) the Alliance NYAG Settlement (to the extent of any Liability of Alliance or relating to the Business), (vii) any Taxes due, owing or payable by or in respect of Alliance or the Business, (viii) any Litigation against or involving any Person specified in the first sentence of this definition to the extent relating to Alliance or the Business, (ix) any employee or agent of Alliance or the Business in their capacities as such, and (x) the WARN Act.

“Run Rate Multiplier” shall mean eighty percent (80%) of the lower of the Annualized Pre-First Closing Run Rate Measurement or the Annualized 8/31/04 Run Rate Measurement.

“SAI” means the statement of additional information of an Alliance Fund or Surviving Fund, as the case may be.

“Second Anniversary Date” means the date which is two (2) Fiscal Years after the First Closing Date.

“Second Anniversary Payment” means an amount equal to seventy percent (70%) of the Net Revenue earned by Federated on the Transferred Assets attributable to Tracked Clients for the Fiscal Year beginning on the day after the First Anniversary Date.

“Seventh Anniversary Date” means the date which is seven (7) Fiscal Years after the Final Closing Date.

“Shared Use Asset” means any asset (other than a Retained Asset) of Alliance that is (a) used in connection with the operation of the Business, (b) used in connection with the operation of one or more businesses that are not part of the Business, and (c) not reasonably capable of being segregated and transferred to Federated. For the avoidance of doubt, “Shared Use Assets” shall not include (i) any software or other asset that is readily available to Federated in the market (such as “off the shelf” or non-proprietary software) or (ii) any asset of Alliance used exclusively in connection with the operation of the Business.

“Sixth Anniversary Date” means the date which is six (6) Fiscal Years after the First Closing Date.

“Surviving Fund” is defined in the recitals to this Agreement.

“Sweep Accounts” is defined in the recitals to this Agreement.

“Taxes” is defined in Section 3.2.5 of this Agreement.

“Tax Returns” is defined in Section 3.2.5 of this Agreement.

“Third Anniversary Date” means the date which is three (3) Fiscal Years after the First Closing Date.

“Third Anniversary Payment” means an amount equal to seventy percent (70%) of the Net Revenue earned by Federated on the Transferred Assets attributable to Tracked Clients for the Fiscal Year beginning on the day after the Second Anniversary Date.

“Total Alliance Fund Assets” shall mean the total, aggregate Alliance Fund Assets measured as of the First Closing Date.

“Total Payment” means the aggregate amount of the First Closing Payment, any Interim Payments, and the Final Closing Payment, which shall equal, in all events (subject to the terms hereof), twenty-five million dollars ($25,000,000).

“Tracked Client Determination Date” means the close of business on the day that is three (3) Business Days prior to the First Closing Date.

“Tracked Clients” means those clients of Alliance that have $5,000,000 or more invested in the Alliance Funds and/or deposited in the Insured Accounts as of the Tracked Client Determination Date, and certain other clients of Alliance sourced through correspondents of clearing firms as mutually agreed between Alliance and Federated prior to the First Closing Date, and certain clients (including certain Former Alliance Clients) of Alliance with $0 balances as of the Tracked Client Determination Date as mutually agreed between Alliance and Federated.

“Transactions” means the transactions contemplated by this Agreement, the Reorganization Agreements and the other Transaction Documents.

“Transaction Costs” is defined in Section 5.5(a) of this Agreement.

“Transaction Documents” shall mean this Agreement, the Reorganization Agreements, and any other certificate, filing, agreement, instrument or document executed or delivered in connection with the foregoing documents, and any amendments, modifications, supplements or restatements of any of the foregoing documents.

“Transferred Accounts” shall mean (a) Alliance clients (and successors of such clients as contemplated in this Agreement) whose assets are transferred in whole or in part (i) to the Surviving Funds or any Other Federated Cash Management Vehicle through the Negative Consent Process, the Offshore Redemption in Kind Process or a Reorganization Agreement, or otherwise in accordance with this Agreement, either on the First Closing Date, any Interim Transfer Date, or on the Final Closing Date as contemplated by this Agreement, and (ii) in the case of Insured Account assets, as contemplated in this Agreement through the Deutsche Bank Assignment Documents either on the First Closing Date, any Interim Transfer Date or on the Final Closing Date, and (b) any Former Alliance Clients (and successors of such Former Alliance Clients as contemplated in this Agreement).

“Transferred Assets” shall mean the total assets from time to time of the Transferred Accounts (including increases or decreases therein) as measured on any day after the Final Closing Date in accordance with Section 2.7 whether such assets are in the Surviving Funds, the Insured Accounts or any Other Federated Cash Management Vehicle.

“Trust Company” is defined in the recitals to this Agreement.

“Trust Insured Accounts” is defined in the recitals to this Agreement.

“Valuation Process” is defined in Section 5.8.2(c)(i)(C) of this Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as amended, and the rules, regulations and interpretations promulgated by any Governmental Authority thereunder, and any similar state Applicable Law, providing for notification to employees affected by closing, relocation, sale of a business, mass layoff or similar event.

1.2 Construction. The language used in this Agreement, and the other Transaction Documents, shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of construction under which a document is to be construed against the drafter of such document shall apply. Whenever the words “include,” “includes” or “including” are used in this Agreement, or any other Transaction Document, they shall be deemed to be followed by the words “without limitation.” Whenever the context may require, any nouns and pronouns used in this Agreement, or any other Transaction Document, shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The same principle shall be applied with respect to the other Transaction Documents as well. The paragraph headings in this Agreement, and in the other Transaction Documents, are for convenience of reference only and shall not be deemed to alter or affect any provision of this Agreement, or the other Transaction Documents.

ARTICLE II

PURCHASE AND SALE OF ASSETS; THE NEGATIVE CONSENT PROCESS; THE

OFFSHORE REDEMPTION IN KIND PROCESS; THE REORGANIZATIONS

Subject to the other provisions of this Agreement:

2.1 Sale and Purchase of the Acquired Assets.

(a) At the First Closing, upon each Interim Transfer and at the Final Closing, if any, Alliance shall sell, transfer, convey, assign and deliver to Federated, and Federated shall purchase or acquire from Alliance all right, title and interest of Alliance in and to the Business, including: (i) all goodwill of Alliance, as well as workforce in place (as applicable), customer relationships and other customer-based intangibles, and other going concern value related exclusively to that portion of the Business being transferred to Federated at such Closing or upon such Interim Transfer (as applicable) and (ii) the other assets specified on Schedule 2.1 to this Agreement related to that portion of the Business being transferred to Federated at such Closing or upon such Interim Transfer (the assets described in the preceding clauses (i) and (ii) each being an “Acquired Asset” and collectively, the “Acquired Assets”). For the avoidance of doubt, the Acquired Assets being transferred to Federated at any Closing or upon any Interim Transfer shall not include any assets constituting property, plant or equipment, or trademarks, trade names, company names or web-site domain names (collectively, “Retained Assets”) or any Shared Use Asset, but shall otherwise include all assets used to operate the portion of the Business being transferred, except, until the Final Closing Date, as contemplated in the definition of Permitted Liens in Section 1.1 above.

(b) Each such sale, transfer, conveyance, assignment and delivery described in this Section 2.1 shall be made to Federated free and clear of any Liens (except for Permitted Liens).

2.2 Negative Consents, Offshore Redemptions in Kind and Interim Transfers.

Without limitation of the other covenants of Alliance or Federated herein:

(a) from the execution of this Agreement through the earlier of (i) the First Closing or (ii) any termination pursuant to Section 8.1 hereof, Alliance shall use commercially reasonable efforts to cause the Negative Consent Process to be undertaken with respect to the Sweep Accounts invested in the Alliance Funds as further described in Section 5.1.2; and

(b) from the execution of this Agreement through the earlier of (i) the First Closing or (ii) any termination pursuant to Section 8.1 hereof, Alliance shall use commercially reasonable efforts to cause the Offshore Redemption in Kind Process to be undertaken with respect to Alliance Fund Assets in the Offshore Alliance Funds as further described in Section 5.1.2; and

(c) from the First Closing through the earlier of (i) any termination pursuant to Section 8.1 or 8.2 hereof, or (ii) the Final Closing Date, Alliance shall use commercially reasonable efforts to effect Interim Transfers from time to time as soon as reasonably possible as contemplated in this Agreement; it being understood and agreed that unless either Party shall have given the other Party written notice of the failure of any condition precedent to its obligations to consummate an Interim Closing to have been satisfied, the consummation of an Interim Transfer shall be deemed to be a certification by Alliance of the satisfaction of the conditions precedent set forth in Section 6.3.1, 6.3.5 and 6.3.6 and by Federated of the conditions precedent set forth in Section 6.4.1 and 6.4.2. Without limiting the foregoing, the Parties acknowledge that such reasonable efforts may include, in the case of Offshore Alliance Funds, amending the Governing Documents of such Offshore Alliance Funds, obtaining the Consents required for and convening an extraordinary general meeting of the shareholders of the Offshore Alliance Funds and obtaining Offshore Alliance Fund approval.

2.3 The Reorganizations. Without limitation of the other covenants of Alliance or Federated herein, and to the extent mutually deemed necessary by the Parties, from the execution of this Agreement through the earlier of (i) the Final Closing Date or (ii) any termination pursuant to Section 8.1 or 8.2 hereof, Alliance and Federated shall use commercially reasonable efforts to cause each Alliance Fund to be reorganized into the applicable Surviving Funds as contemplated on Exhibit A attached hereto pursuant to the Reorganization Agreements on such date or dates as mutually agreed to by Federated and Alliance.

2.4 Assignment of the Deutsche Bank Agreements. Without limitation of the other covenants of Alliance or Federated herein, from the execution of this Agreement through the earlier of (a) the Final Closing or (b) any termination pursuant to Sections 8.1 or 8.2 hereof, Alliance and Federated shall use commercially reasonable efforts to cause the Deutsche Bank Agreement to be assigned from Alliance to Federated.

2.5 Payments.

(a) As consideration for the Acquired Assets, Federated shall pay to Alliance, and Alliance shall receive, the Consideration Amount in such amounts and at such times as set forth below:

(i) On the First Closing Date, Federated shall pay the First Closing Payment to Alliance.

(ii) On each Interim Payment Date, Federated shall pay an Interim Payment to Alliance.

(iii) On the Final Closing Date, Federated shall pay the Final Closing Payment, and the Non-Tracked Client Payment to Alliance.

(iv) Within the thirty (30) day period following the First Anniversary Date, Federated shall pay the First Anniversary Payment to Alliance.

(v) Within the thirty (30) day period following the Second Anniversary Date, Federated shall pay the Second Anniversary Payment to Alliance.

(vi) Within the thirty (30) day period following the Third Anniversary Date, Federated shall pay the Third Anniversary Payment to Alliance.

(vii) Within the thirty (30) day period following the Fourth Anniversary Date, Federated shall pay the Fourth Anniversary Payment to Alliance.

(viii) Within the thirty (30) day period following the Fifth Anniversary Date, Federated shall pay the Fifth Anniversary Payment to Alliance.

(ix) Within the thirty (30) day period following the Final Closing Anniversary Date, Federated shall pay the Payment Differential to Alliance.

(x) If Net Revenue attributable to Transferred Assets of the Tracked Clients for the Fiscal Year ending on the Fifth Anniversary Date is equal to or greater than the Run Rate Multiplier, then Federated shall pay Alliance the Contingent Payment within thirty (30) days of the Fifth Anniversary Date.

(b) All payments required to be made under this Section 2.5, Section 2.8 below, or the definition of Dispute Resolution Process in Section 1.1 above shall be payable in U.S. dollars, by wire transfer of immediately available funds to an account designated in writing by the Party that is to receive payment to the Party that is to make payment at least three (3) Business Days in advance of any payment date. If any payment required to be made under this Section 2.5 or Section 2.8 below is subject to a Calculation Dispute, the payment shall be made as contemplated in the definition of Dispute Resolution Process in Section 1.1 above. If any payment required to be made under this Section 2.5, Section 2.8 below or the definition of Dispute Resolution Process in Section 1.1 above is due to be paid on a payment date that is not a Business Day, the payment date for such payment shall be deemed to be the next Business Day.

2.6 Calculation of Assets for Payment Purposes.

(a) As soon as reasonably possible following the close of business on the day which is three (3) Business Days prior to a Closing, Alliance shall deliver to Federated a statement of the Alliance Fund Assets (as of the close of business on such Business Day) relating to specific clients that are to be transferred to a Surviving Fund (or, in the case of the Insured Accounts, as contemplated in this Agreement) on the applicable Closing Date (each, a “Closing Date Statement”). Such Closing Date Statements shall segregate assets attributable to Tracked Clients and Non-Tracked Clients.

(b) Alliance shall deliver to Federated a statement of the Interim Period Transferred Assets that were transferred to a Surviving Fund (or, in the case of the Insured Accounts, as contemplated in this Agreement) during each calendar month between the First Closing Date and the Final Closing Date no later than three (3) Business Days following the last day of each such calendar month (or three (3) Business Days prior to the Final Closing Date in the case of the calendar month that includes the Final Closing Date) (each, an “Interim Period Statement”). Such Interim Period Statements shall segregate assets attributable to Tracked Clients and Non-Tracked Clients.

(c) Alliance shall make available to Federated and its representatives such books, records, work papers, schedules and other documents, and employees of Alliance, or any of its Affiliated Persons to the extent reasonably requested by Federated in connection with its review of a Closing Date Statement or Interim Period Statement. Federated, Alliance and their respective representatives shall work together in good faith to agree upon each Closing Date Statement and Interim Period Statement, and any changes thereto, on or before each relevant Closing Date or Interim Payment Date. To the extent Federated and Alliance are unable to agree upon any Closing Date Statement or Interim Period Statement, either Party may invoke the Dispute Resolution Process by providing notice to the other Party.

2.7 Calculation of Transferred Assets for Purposes of Calculating Deferred Payments.

It is the intention of the Parties to calculate Net Revenue and Transferred Assets on a per client basis in accordance with the provisions of this Section 2.7.

(a) Alliance has delivered to Federated a schedule listing Alliance’s client relationships and the anticipated Client Splits resulting from the application of the methodology described in this Section 2.7 (“Client Statement”), which Client Statement has been reviewed and accepted by the Parties. On the day that is two Business Days prior to the First Closing Date, Alliance shall update the Client Statement. Such updated Client Statement shall identify those clients that Alliance believes are Tracked Clients and Non-Tracked Clients.

(b) As soon as reasonably possible after receiving such updated Client Statement from Alliance, Federated shall identify, and provide reasonable supporting evidence establishing, each client on the Client Statement with whom Federated, any Surviving Fund or other investment company advised by Federated or any Affiliated Person of Federated also has a client relationship. Federated also shall notify Alliance of any disagreements that Federated has with respect to Alliance’s designation of a client as a Tracked Client or Non-Tracked Client, and of the proposed Client Split applicable to each Tracked Client that should be included in the Client Statement.

(c) Federated, Alliance and their respective representatives shall work together in good faith to agree upon the Client Statement, and any changes thereto, on or before the First Closing Date.

(d) Notwithstanding any other provision in this Agreement:

(i) assets that (A) are attributable to Non-Tracked Clients, or (B) are transferred to or exchanged for an investment vehicle other than a Cash Management Vehicle, or (B) any other Federated product identified on Schedule 2.7(d), shall no longer be included in calculating Transferred Assets and Net Revenue for purposes of determining the First Anniversary Payment, Second Anniversary Payment, Third Anniversary Payment, Fourth Anniversary Payment, Fifth Anniversary Payment and Payment Differential; and

(ii) subject to Section 2.7(d)(i) above, assets that are attributable to Tracked Clients or Non-Tracked Clients included in Transferred Accounts that transfer or exchange into an Other Federated Cash Management Vehicle shall continue to be deemed to be Transferred Assets for all purposes of this Agreement.

(e) For purposes of determining the appropriate Client Split to be included in the Client Statement, the following methodology shall be utilized by the Parties:

(i) If a Tracked Client is a client of Alliance on the Tracked Client Determination Date, but is not also a client of Federated on the Tracked Client Determination Date (or other appropriate date specified in Section 2.7(f) below), then (A) such Tracked Client will be assigned a unique dealer number(s) that will be used to calculate Transferred Assets, and (B) subject to Section 2.7(f) below, the Client Split for such Tracked Client shall be 100% for Alliance, meaning that Alliance shall get credit for all assets associated with that dealer number(s) for such Tracked Client for purposes of determining Transferred Assets attributable to such Tracked Client;

(ii) If a Tracked Client is a client of Alliance on the Tracked Client Determination Date, and a client of Federated on the Tracked Client Determination Date (or

other appropriate date specified in Section 2.7(f) below), and Alliance’s relationship with such Tracked Client is distinct from, and mutually exclusive of, Federated’s relationship with such Tracked Client, then (A) Alliance’s business with such Tracked Client and Federated’s business with such Tracked Client shall each be assigned separate unique dealer number(s), (B) the dealer number(s) assigned to Alliance’s business with such Tracked Client shall be used to calculate Transferred Assets, and (C) subject to Section 2.7(f) below, the Client Split for such Tracked Client will be 100% with respect to Alliance’s business with such Tracked Client, meaning that Alliance shall get credit for all assets associated with Alliance’s dealer number(s) for such Tracked Client for purposes of determining Transferred Assets attributable to that Tracked Client.

(iii) If a Tracked Client is a client of Alliance and a client of Federated on the Tracked Client Determination Date, and Alliance’s relationship with such Tracked Client is not distinct from, and not mutually exclusive of, Federated’s relationship with such Tracked Client, then (A) such Tracked Client will be assigned a unique dealer number(s), and (B) subject to Section 2.7(f) below, the Client Split for such Tracked Client shall be allocated pro rata between Alliance and Federated based on the mutually agreed upon annualized projected Net Revenue for such Tracked Client determined using the assets of such Tracked Client included in the First Closing Fund Assets and the mutually agreed upon annualized projected Net Revenue for such Tracked Client determined using the assets of such Tracked Client already invested with Federated as of the Tracked Client Determination Date (or other appropriate date specified in Section 2.7(f) below), meaning that Alliance shall get credit for a percentage (equal to the portion of the Client Split allocated to Alliance) of the assets associated with the dealer number(s) for such Tracked Client for purposes of determining Transferred Assets attributable to that Tracked Client.

For purposes of Sections 2.7(e)(i), (ii) and (iii), as applicable, and determining the appropriate Client Split for a Tracked Client that is a Former Alliance Client, the assets of such Former Alliance Client that transferred to Federated between the date of this Agreement and the First Closing shall be considered Transferred Assets as of the Tracked Client Determination Date (such that Alliance gets credit for such assets).

(f) The Client Splits for Tracked Clients determined in accordance with Section 2.7(e) above, shall be mutually redetermined by the Parties at the following times, and any changes in the Client Splits shall be effective only from and after the time as of when such redeterminations are made:

(i) With respect to any Client Split determined in accordance with Section 2.7(e)(iii), such Client Split shall be mutually redetermined by the Parties as of the close of business on the date that is three (3) Business Days prior to the Final Closing Date; in such case, the Client Split for such Tracked Client shall be reallocated pro rata between Alliance and Federated based on the mutually agreed upon annualized projected Net Revenue for such Tracked Client determined using the assets of such Tracked Client included in the First Closing Fund Assets, Interim Period Transferred Assets and Final Closing Fund Assets (as applicable), on the one hand, and the mutually agreed upon annualized projected Net Revenue for such Tracked Client determined using the assets of such Tracked Client already invested with Federated as of the Tracked Client Determination Date, on the other hand, meaning that Alliance shall get credit going forward for a percentage (equal to the portion of the Client Split allocated to Alliance) of the assets associated with the dealer number(s) for such Tracked Client for purposes of determining Transferred Assets attributable to that Tracked Client;

(ii) With respect to any Client Split determined in accordance with Section 2.7(e), such Client Split shall be mutually redetermined by the Parties as of the close of business on any date on which Federated acquires (other than pursuant to the Transactions contemplated by this Agreement) assets attributable to a Tracked Client either (A) through a reorganization, negative consent process, asset purchase, or redemption and exchange transaction similar to the Offshore Redemption In Kind Process, or (B) through a transaction involving Federated making an up-front payment to acquire such assets; in such case, the Client Split for such Tracked Client shall be mutually redetermined by the Parties consistent with the applicable methodology outlined in Section 2.7(e)(ii) or (iii) above, as applicable (it being understood that the level of assets attributable to such Tracked Client shall be mutually determined by the Parties as of the date of any such acquisition consistent with the methodology demonstrated in the example for “Client K” on Schedule 2.7(i)); and

(iii) With respect to any Client Split determined in accordance with Section 2.7(e), such Client Split shall be mutually redetermined by the Parties as of any date on which dealer number(s) for a Tracked Client are consolidated or changed due to operational needs of a Tracked Client or there is another change in a Tracked Client relationship as a result of merger, consolidation, reorganization, or other change in name or control of such Tracked Client; in such case, the Client Split for such Tracked Client shall be mutually redetermined by the Parties consistent with the applicable methodology outlined in this Section 2.7 (it being understood that the level of assets attributable to such Tracked Client shall be mutually determined by the Parties as of the date that any such consolidation of dealer number(s), or merger, consolidation, reorganization or other change in name or control of such Tracked Client is consummated).

(g) Federated shall provide a report to Alliance as soon as reasonably possible (but in no event later than the thirtieth (30) day after the end of each month) between the First Closing and the Fifth Anniversary Date identifying the amount of Transferred Assets attributable to Tracked Clients and calculating Net Revenue with respect to the Transferred Assets attributable to Tracked Clients for such month.

(h) Alliance and Federated shall make available to the other Party and its representatives such books, records, work papers, schedules and other documents, and employees of Alliance or Federated (as applicable), or any Affiliated Persons of Alliance of Federated (as applicable) to the extent reasonably requested by the other Party in connection with its review of the Client Statement or any of the determinations required to be made under this Section 2.7. Federated, Alliance and their respective representatives shall work together in good faith to agree upon the Client Statement, and any changes thereto, on or before the First Closing Date, and on any changes to any Client Split promptly after the times set forth in Section 2.7(f) above. To the extent Federated and Alliance are unable to agree upon all or a portion of the Client Statement or other determination required under this Section 2.7, such dispute shall be resolved pursuant to the Dispute Resolution Process.

(i) For illustration purposes only, Schedule 2.7(i)sets forth various examples of how this Section 2.7 is intended to operate. The Parties agree that any determinations pursuant to Section 2.7 shall be made consistent with the methodology outlined in this Section 2.7 and demonstrated on Schedule 2.7(i).

(j) Alliance acknowledges and agrees that no guarantees can be made or given regarding the level of Net Revenues that Federated will earn and receive and nothing in this Section 2.7 is intended to give Alliance or the Alliance Funds, or any Affiliated Person of Alliance or the Alliance Funds, any responsibility for control or decision-making with respect to the post-Closing management and operation of the Business or the Surviving Funds. Subject to the foregoing, Federated agrees not to take any actions that are designed to negatively impact Net Revenues.

2.8 Clawback.

(a) If, for the Clawback Measurement Period, average daily Transferred Assets are:

(i) equal to or more than fifty percent (50%) of the aggregate amount of all Closing Fund Assets, but less than seventy-five percent (75%) of such aggregate Closing Fund Assets, Alliance shall pay Federated five million dollars ($5,000,000); or

(ii) less than fifty percent (50%) of the amount of either (i) Alliance Fund Assets as of August 31, 2004; or (ii) the aggregate amount of all Closing Fund Assets (as finally determined pursuant to Section 2.6 of this Agreement), Alliance shall pay Federated seven million five hundred thousand dollars ($7,500,000).

(b) Any such payment required pursuant to Sections 2.8(a)(i) or 2.8(a)(ii) (the “Clawback Payment”) shall be made within thirty (30) days after the delivery of the Clawback Measurement Period Statement.

(c) As promptly as practicable after the Clawback Measurement Period, but in no event later than thirty (30) days after the Clawback Measurement Period, Federated shall cause to be prepared and delivered to Alliance a statement (the “Clawback Measurement Period Statement”) setting forth the amount of the applicable Closing Fund Assets and the average daily Transferred Assets for the Clawback Measurement Period, and the amount of the Clawback Payment.

(d) Each Party shall make available to the other Party and its representatives such books, records, work papers, schedules and the other documents, and employees, of such Party, or any of its Affiliated Persons, and cooperate with the other Party in such other reasonable respects, as may be necessary for Federated’s preparation of the Clawback Measurement Period Statement. Alliance and its representatives shall have the right to review the work papers, schedules, memoranda and other documents and information prepared or reviewed by Federated and to communicate with the Persons who conducted the preparation and review of the Clawback Measurement Period Statement. Federated and Alliance and their respective representatives, shall work together in good faith to agree upon the Clawback Measurement Period Statement before the sixtieth (60th) day following the end of the Clawback Measurement Period. To the extent Federated and Alliance are unable to agree upon the Clawback Measurement Period Statement by such sixtieth (60th) day, either Party may invoke the Dispute Resolution Process by providing written notice to the other Party.

(e) In addition to any other remedy that Federated may have under this Agreement, any other Transaction Document, at law, in equity or otherwise, Alliance agrees that Federated shall have an express right (but not obligation), with notice to Alliance, to set-off against, and to appropriate and apply, any payment under Section 2.5 of this Agreement to satisfy (in whole or in part) any obligation or portion thereof of Alliance which has been finally determined under this Section 2.8.

2.9 Allocation Among Acquired Assets.

For financial reporting and income Tax purposes, Federated and Alliance hereby agree to allocate the Total Payment consistent with Exhibit C, which will be mutually agreed to by the Parties and attached to this Agreement prior to the Final Closing. Such allocation shall be made in accordance with Code Section 1060 and the regulations thereunder. The Parties shall report, act and file Tax Returns (including Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation. The Parties will not take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by Applicable Law.

2.10 Closing Dates.

(a) The First Closing. The consummation of the transfer of the Alliance Fund Assets pursuant to the transactions contemplated by Section 2.2 and Section 2.4 of this Agreement, and any related Acquired Assets pursuant to the transactions contemplated in Section 2.1 of this Agreement (the “First Closing”), shall take place at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111, on such date and at such time as the Parties may agree, promptly following the date contemplated in the applicable notices constituting part of the Negative Consent Process and the satisfaction or waiver of all conditions to the consummation of the transactions contemplated to be consummated on the First Closing Date pursuant to this Agreement and the other Transaction Documents (other than those conditions which are not intended to be fulfilled at the First Closing) (the “First Closing Date”). The Parties agree to exercise commercially reasonable efforts to cause the conditions to the other Party’s obligation to effect the First Closing to be satisfied as soon as reasonably practicable. Reference is made to Section 8.1 for the rights of the Parties under certain circumstances if the First Closing shall not have been consummated.

(b) The Final Closing. The consummation of the transfer of the Alliance Fund Assets pursuant to the transactions contemplated by Section 2.3 of this Agreement, and any related Acquired Assets pursuant to the transactions contemplated in Section 2.1 of this Agreement (the “Final Closing”), shall take place at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111, on such date and at such time as the Parties may agree promptly following the satisfaction or waiver of all conditions to the consummation of the transactions contemplated to be consummated on the Final Closing Date pursuant to this Agreement, the Reorganization Agreements, and the other Transaction Documents (the “Final Closing Date”). If the Final Closing does not occur before August 31, 2005, the Parties will no longer be obligated to affect the Final Closing or any additional Interim Transfers.

2.11 Retained Alliance Liabilities and Retained Alliance Fund Liabilities. Except, in the case of a Final Closing through a “F reorganization,” for any Assumed Alliance Fund Liabilities, nothing in this Agreement or any other Transaction Document shall be construed to transfer any Retained Alliance Fund Liability or Retained Alliance Liability to any Surviving Fund, Federated or any Affiliated Person, officer, director or trustee of any of them. If the Final Closing occurs with respect to any Alliance Fund through a reorganization, Alliance shall use commercially reasonable efforts to cause such Alliance Fund to discharge all of its known Liabilities as of the Final Closing Date. Neither Federated, the Surviving Funds nor any Affiliated Person, officer, director or trustee of any of them, shall assume, or otherwise become liable for, any Retained Alliance Liabilities or any Retained Alliance Fund Liabilities (except, in the case of a Final Closing through a “F reorganization,” for any Assumed Alliance Fund Liabilities).

2.12 Transfer of Transfer Agent Records. Alliance and Federated shall use commercially reasonable efforts to transfer or cause the transfer of, as necessary, on or before each Closing Date or Interim Transfer Date (as applicable), any shareholder records or similar information from the transfer agent for the Alliance Funds reasonably requested by Federated as being necessary to provide transfer agency services to that portion of the Business being transferred on such Closing Date or Interim Transfer Date (as applicable) to the transfer agent for the Surviving Funds. Contemporaneously with obtaining the Consents for the Transactions under this Agreement, subject to any fiduciary duties to which a Party may be subject, Alliance and Federated will use commercially reasonable efforts to submit, file, give or obtain the Consents required to consummate such transfers contemplated by this Section 2.12.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ALLIANCE

3.1 Representations and Warranties Regarding Alliance. Alliance represents and warrants to Federated as follows:

3.1.1 Organization and Qualification.

(a) Alliance is a limited partnership duly organized and presently existing under the laws of the State of Delaware. Alliance has the requisite power and authority to conduct its business (including the Business) as currently conducted and to own, lease and operate the properties and assets (including the Acquired Assets) used in connection therewith. Alliance is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business (including the Business) so requires, except for such failures to be so qualified, licensed or in good standing as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition or operation of the Business, the Alliance Funds or the Insured Accounts.

(b) Except as set forth on Schedule 3.1.1(b), Alliance does not own or control, directly or indirectly, capital stock or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests of any entity, engaged in the business of providing investment advisory or investment management services to registered investment companies, off-shore mutual funds or accounts similar to the Insured Accounts.

3.1.2 Authority. Alliance has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder or thereunder, and to carry out the Transactions contemplated hereby or thereby. Alliance has taken all actions necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party, including approval of the Transactions by the Board of General Partner. This Agreement and the other Transaction Documents to which it is a party have been (or will be) duly executed and delivered by Alliance, and are (or will be) valid and legally binding agreements and obligations of Alliance, enforceable against it in accordance with their respective terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity.

3.1.3 No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Alliance is a party will not breach or violate any provision of any Governing Document of Alliance, nor the terms of any material Contract or Applicable Law to which Alliance or the Business is subject or by which any of them is obligated, other than breaches and violations that would not, individually or in the aggregate, (a) prevent or materially delay performance (or enforcement) of this Agreement or any other material Transaction Document by (or against) Alliance or (b) have a material adverse effect on the Business, the Alliance Funds or the Insured Accounts.

3.1.4 Governmental/Regulatory Authorities; Stockholder Approval. Except for Consents deemed to have been given through the Negative Consent Process or the Offshore Redemption in Kind Process and by the holders of a majority of the outstanding shares of the Alliance Funds, and the approval of this Agreement, the other Transaction Documents to which Alliance or any Investment Company is a party and the Transactions by the Board of Alliance or the Investment Companies, as applicable, and any Consents identified on Schedule 3.1.4 as are required for the transfer of the Insured Accounts, Acquired Assets, any Interim Period Transferred Assets or Final Closing Fund Assets (the “Alliance Consents”), none of Alliance, the Investment Companies, the Alliance Funds, or the Insured Accounts or any Affiliated Person of any of them, are required to submit, file, give or obtain any Consent to or from any Governmental Authority or the shareholders or Board of the Alliance Funds or holders of the Insured Accounts or other Person in connection with the execution, delivery and performance by it of this Agreement, or the other Transaction Documents to which Alliance, any Investment Company, any Alliance Fund, or any Insured Account, as applicable, is a party, or the consummation of the Transactions.

3.1.5 Litigation or Proceedings. Except as set forth on Schedule 3.1.5, no Litigation is pending or, to Alliance’s Knowledge, threatened against Alliance in connection with the Business, or relating to this Agreement, the Transaction Documents or the Transactions, or that seeks to delay, hinder, or prohibit the execution, delivery, or performance of this Agreement or the other Transaction Documents or the consummation of the Transactions.

3.1.6 Regulatory Compliance. Except as set forth in the Alliance SEC Documents, Alliance has complied, and is in compliance, in all material respects with all Applicable Law relating to the Business, and with the provisions of all applicable Contracts,

Governing Documents, investment policies and restrictions of or relating to Alliance or the Business or to which Alliance, any Alliance Fund, any Insured Account or any Investment Company is a designated party; and Alliance possesses all requisite business Consents required under any Applicable Law to conduct the Business and manage and service the Alliance Funds and Insured Accounts as currently conducted and to transact business with the Alliance Funds and Insured Accounts, and is in material compliance with all such Consents and Applicable Law. Alliance does not have Knowledge of any information that is reasonably likely to result in any material non-compliance with Applicable Law not already described in the Alliance SEC Documents.

3.1.7 No Undisclosed Liabilities. Except as disclosed in the Alliance SEC Documents, to Alliance’s Knowledge, neither Alliance nor any Alliance Fund has any Liabilities arising out of or relating to the Business or the Alliance Funds or Insured Accounts, or the Alliance Funds or Insured Accounts, other than Liabilities that (i) were incurred, after the date of the last audited financial statements of Alliance or the Alliance Funds (as applicable) available prior to the date of this Agreement, in the ordinary course of business consistent with past practice, (ii) individually and in the aggregate are not material to the Business, and have not had or resulted in, and will not have or result in, a material adverse effect on the Business, or (iii) do not and will not materially impair the ability of Alliance, the Investment Companies or the Alliance Funds to perform their respective obligations hereunder or under the Reorganization Agreements or any other Transaction Document.

3.1.8 Title and Sufficiency of Assets.

(a) Except as set forth on Schedule 3.1.8, Alliance has, and will transfer to Federated, good and valid title to all of the Acquired Assets, free and clear of all Liens, other than Permitted Liens. The Acquired Assets constitute all of the assets, tangible and intangible, of any nature whatsoever used by Alliance to conduct the Business as currently conducted (except for the Retained Assets and Shared Use Assets); and

(b) At each Closing and in connection with the transfer of Interim Period Transferred Assets (as applicable), upon the terms and subject to the conditions set forth in this Agreement, Alliance will sell, transfer, convey, assign and deliver to Federated all right, title and interest in and to each of the Acquired Assets transferred free and clear of all Liens, other than Permitted Liens.

3.1.9 Intellectual Property. To Alliance’s Knowledge, Alliance or an Alliance Fund (or an Affiliated Person of Alliance) owns, licenses or otherwise has a right to use all Alliance Intellectual Property. To Alliance’s Knowledge, neither the Alliance Intellectual Property nor Alliance’s operation and management of the Business, infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. None of the Alliance Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, charge or other Lien (except Permitted Liens). No Litigation is pending or, to Alliance’s Knowledge, threatened, which challenges the legality, validity, enforceability, use, license or ownership (as applicable) of the Alliance Intellectual Property.

3.1.10 Brokers and Finders. Alliance will pay any financial advisory fees, brokerage fees, commission or finder’s fees incurred with respect to the use of any broker or finder which has acted, directly or indirectly, for Alliance (or any of Alliance’s officers, directors or employees), in connection with this Agreement or the Transactions. Except for such fees and commissions paid by Alliance, no amount is required to be paid by Alliance, the Investment Companies, the Alliance Funds or the Insured Accounts to any such financial adviser, broker or finder.

3.2 Representations and Warranties Regarding the Domestic Alliance Funds. Alliance represents and warrants to Federated as follows:

3.2.1 Regulation of Each Domestic Alliance Fund. To Alliance’s Knowledge, each Domestic Alliance Fund has been, and is, in compliance in all material respects with all Applicable Laws and has been, and is, duly registered or licensed and in good standing under the laws of each jurisdiction in which qualification is necessary, except where the failure to be in compliance, or so registered, licensed or in good standing, would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition of such Domestic Alliance Fund.

3.2.2 No Convictions, Sanctions or Other Violations. Except as disclosed in Alliance’s current Form ADV or otherwise in writing by Alliance to Federated prior to the date of this Agreement, to Alliance’s Knowledge, no Person “associated” (as defined under the Advisers Act) with Alliance has for a period of five (5) years prior to the date hereof (and each Closing Date) been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the 1934 Act, and no Affiliated Person of Alliance has during a period of five (5) years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser for any investment company pursuant to Section 9(a) of the 1940 Act; and, to Alliance’s Knowledge, there is no basis for, or Litigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

3.2.3 Regulatory Compliance. To Alliance’s Knowledge, each Domestic Alliance Fund has complied, and is in compliance, in all material respects with the terms and conditions of its Governing Documents and the investment policies and restrictions set forth in its registration statement currently in effect for the past three (3) fiscal years. The value of the net assets of each Domestic Alliance Fund has been determined and is being determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act. There is no Litigation pending or, to Alliance’s Knowledge, threatened against any Domestic Alliance Fund that would question the right, power, or capacity of (i) the Domestic Investment Companies or the Domestic Alliance Funds to conduct their businesses as now conducted, or (ii) the Domestic Investment Companies or the Domestic Alliance Funds to enter into any Transaction Document to which any of them is party or to consummate the Transactions. Alliance does not have Knowledge of any information that is reasonably likely to result in any material non-compliance with Applicable Law by a Domestic Alliance Fund.

3.2.4 Tax Qualification. To Alliance’s Knowledge, each Domestic Alliance Fund is qualified, and has been qualified for all taxable years during which it has conducted business, as a Regulated Investment Company.

3.2.5 Taxes. To Alliance’s Knowledge, all returns, reports or statements required to be filed with any Governmental Authority with respect to Taxes (as defined herein) (“Tax Returns”) of each Domestic Alliance Fund that are or have been required to be filed have been duly and timely filed. To Alliance’s Knowledge, all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, domestic or foreign (“Taxes”), for all periods covered by such Tax Returns or portions thereof ending through the date hereof (or any Closing Date or Interim Transfer Date, as applicable) have been duly and timely paid in full (or adequate provision for such has been made in its financial statements in accordance with GAAP).

3.2.6 Changes. To Alliance’s Knowledge, since the dates of the most recent audited financial statements of each Domestic Alliance Fund, each Domestic Alliance Fund has not, except for such actions expressly required under this Agreement or any other Transaction Document to be taken in connection with the Transactions contemplated hereby or thereby:

(a) declared, set aside, made or paid any dividend or other distribution in respect of its equity interests or otherwise purchased or redeemed, directly or indirectly, any of its equity interests, except in the ordinary course of its business;

(b) to the extent applicable, adopted, or amended in any material respect, any deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any trustees/directors;

(c) amended its Governing Documents;

(d) changed in any significant respect its accounting practices, policies or principles, except as may be required under Applicable Law or GAAP; or

(e) operated its business in any manner other than in the ordinary course.

3.2.7 Affiliate Contracts. Except for the Contracts identified on Schedule 3.2.7, neither the Domestic Investment Companies nor the Domestic Alliance Funds are party to or subject to any Contract with Alliance or any Affiliated Person thereof. To Alliance’s Knowledge, there does not exist under such Contracts any violation, breach or event of default, or event or condition that would constitute a violation, breach or event of default thereunder, on the part of a Domestic Investment Company, a Domestic Alliance Fund or any other Person. All investment advisory, administrative and related services have been rendered by Alliance or its Affiliated Persons to the Domestic Investment Companies and the Domestic Alliance Funds pursuant to Contracts that were approved by the Board of each Domestic Alliance Fund and, to the extent required by Applicable Law, the holders of shares of beneficial interest in each Domestic Alliance Fund in accordance with all Applicable Law.

3.2.8 Third Party Contracts. Schedule 3.2.8 sets forth a list of all material Contracts to which any Domestic Investment Company or Domestic Alliance Fund is a party (except for any Contracts with Alliance or any Affiliated Person thereof identified on Schedule 3.2.7). Except as set forth on Schedule 3.2.8, to Alliance’s Knowledge, neither any Domestic Investment Company nor any Domestic Alliance Fund is a party to or subject to any material Contract with a third party which is in violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of a Domestic Investment Company, a Domestic Alliance Fund or any other Person.

3.2.9 Litigation. No Litigation is pending or, to Alliance’s Knowledge, threatened against any Domestic Investment Company or any Domestic Alliance Fund, or the properties, assets or business of any Domestic Investment Company or any Domestic Alliance Fund (including the Alliance Fund Assets) before any Governmental Authority.

3.3 Representations and Warranties Regarding Each Offshore Alliance Fund. Alliance represents and warrants to Federated as follows:

3.3.1 Regulation of Each Offshore Alliance Fund. To Alliance’s Knowledge, each Offshore Alliance Fund has been, and is, in compliance in all material respects with all Applicable Laws and has been, and is, duly authorized under the laws of each jurisdiction in which qualification is necessary, except where failure to be in compliance, or so registered, licensed or in good standing, would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition of an Offshore Alliance Fund or the Business.

3.3.2 Regulatory Compliance. To Alliance’s Knowledge, each Offshore Alliance Fund has complied, and is in compliance, in all material respects with the terms and conditions of its Governing Documents and the investment policies and restrictions set forth in its prospectus currently in effect for the past three (3) fiscal years. The value of the net assets of each Offshore Alliance Fund has been determined and is being determined using portfolio valuation methods that comply in all material respects with the requirements of Applicable Law. There is no Litigation pending or, to Alliance’s Knowledge, threatened against any Offshore Alliance Fund that would question the right, power, or capacity of (i) the Offshore Alliance Funds to conduct their businesses as now conducted, or (ii) the Offshore Alliance Funds to enter into any Transaction Document to which any of them is party or to consummate the Transactions. Alliance does not have Knowledge of any information that is reasonably likely to result in any material non-compliance with Applicable Law by an Offshore Alliance Fund.

3.3.3 Tax Qualifications. To Alliance’s Knowledge, ACM International Reserves is registered as an exempted company under Cayman Islands law and has obtained an undertaking from the Cayman Islands authorities that, for a period of twenty years from 2 June 1998 (being the date of issue of such undertaking), no law which is enacted in the Cayman

Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable on or in respect of the shares, debentures or other obligations of the company or by way of withholding in whole or in part of any payment of dividend or other distribution of income or of capital by the company to its shareholders or any payment of principal or interest or other sums due under a debenture or other obligation of the company. To Alliance’s Knowledge, ACM International Reserves II is exempt from Irish tax on its income and gains as an investment company within the meaning of 739B(1) of the Taxes Consolidation Act, 1997.

3.3.4 Taxes. To Alliance’s Knowledge, all Tax Returns of each Offshore Alliance Fund that are or have been required to be filed have been duly and timely filed. To Alliance’s Knowledge, all Taxes for all periods covered by such Tax Returns or portions thereof ending through the date hereof (or any Closing Date or Interim Transfer Date, as applicable) have been duly and timely paid in full (or adequate provision for such has been made in its financial statements in accordance with applicable generally accepted accounting standards).

3.3.5 Changes. To Alliance’s Knowledge, since the dates of the most recent audited financial statements of each Offshore Alliance Fund, each Offshore Alliance Fund has not, except for such actions expressly required under (or otherwise contemplated by) this Agreement or any other Transaction Document to be taken in connection with the Transactions contemplated hereby or thereby:

(i) declared, set aside, made or paid any dividend or other distribution in respect of its equity interests or otherwise purchased or redeemed, directly or indirectly, any of its equity interests, except in the ordinary course of its business;

(ii) to the extent applicable, adopted, or amended in any material respect, any deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any trustees/directors;

(iii) amended its Governing Documents;

(iv) changed in any significant respect its accounting practices, policies or principles, except as may be required under Applicable Law; or

(v) operated its business in any manner other than in the ordinary course.

3.3.6 Affiliate Contracts. Except for the Contracts identified on Schedule 3.3.6, no Offshore Alliance Fund is a party to or subject to any Contract with Alliance or any Affiliated Person thereof. To Alliance’s Knowledge, there does not exist under such Contracts any violation, breach or event of default, or event or condition that would constitute a violation, breach or event of default thereunder, on the part of an Offshore Alliance Fund or any other Person. All investment advisory, administrative and related services have been rendered by Alliance or its Affiliated Persons to the Offshore Alliance Funds pursuant to Contracts that were approved by each Offshore Alliance Fund and, to the extent required by Applicable Law, the holders of shares of beneficial interest in each Offshore Alliance Fund in accordance with all Applicable Law.

3.3.7 Third Party Contracts. Schedule 3.3.7 sets forth a list of all material Contracts to which any Offshore Alliance Fund is a party (except for any Contracts with Alliance or any Affiliated Person thereof identified on Schedule 3.3.6). Except as set forth on Schedule 3.3.7, to Alliance’s Knowledge, no Offshore Alliance Fund is a party to or subject to any Contract with a third party which is in violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of an Offshore Alliance Fund or any other Person.

3.3.8 Litigation. No Litigation is pending or, to Alliance’s Knowledge, threatened against any Offshore Alliance Fund, or the properties, assets or business of any Offshore Alliance Fund (including the Alliance Fund Assets) before any Governmental Authority.

3.3.9 Non-U.S. Employees. Neither Alliance, any Offshore Alliance Fund nor any Affiliated Person of any of them have employees located in the Republic of Ireland or the Cayman Islands.

3.4 Representations and Warranties Regarding Insured Accounts. Alliance represents and warrants to Federated as follows:

3.4.1 Regulation of the Insured Accounts. To Alliance’s Knowledge (without regard to any duty of inquiry), the Insured Accounts have been, and are, in compliance in all material respects with all Applicable Laws and, if applicable, have been, and are, duly authorized under the laws of each jurisdiction where necessary, except where failure to be in compliance, or so authorized, would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition of the Insured Accounts or the Business.

3.4.2 Regulatory Compliance. To Alliance’s Knowledge (with regard to any duty of inquiry), each Insured Account has complied, and is in compliance, in all material respects with the terms and conditions of its Governing Documents. To Alliance’s Knowledge (with regard to any duty of inquiry), the value of the Insured Accounts has been determined and is being determined using methods that comply in all material respects with Applicable Law. There is no Litigation pending, or to Alliance’s Knowledge (with regard to any duty of inquiry), threatened against Alliance or any of its Affiliated Persons before any Governmental Authority relating to or involving the Insured Accounts (including the assets therein). To Alliance’s Knowledge (with regard to any duty of inquiry), there is no Litigation pending or threatened against any other Person before any Governmental Authority that otherwise relates to or involves the Insured Accounts (including the assets therein). Alliance does not have Knowledge (with regard to any duty of inquiry) of any information that is reasonably likely to result in any material non-compliance with Applicable Law by an Insured Account.

3.4.3 Effectiveness; No Default. Schedule 3.4.3 sets forth a list of all of the Deutsche Bank Agreements. Alliance has provided a copy to Federated of the Deutsche Bank Agreements as in effect on the date hereof. Neither Alliance nor, to Alliance’s Knowledge, any other party to the Deutsche Bank Agreements is in default under, or in breach or violation of, any Deutsche Bank Agreement, other than such defaults, breaches and violations as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition or operation of the Insured Accounts, the Alliance Funds or the Business.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FEDERATED

4.1 Representations and Warranties of Federated. Federated represents and warrants to Alliance as follows:

4.1.1 Incorporation and Qualification. Federated is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania. Federated has the requisite corporate power and authority to conduct its business as currently conducted and to own, lease, and operate the properties and assets used in connection therewith. Federated is duly qualified or licensed to do business and is in good standing in every jurisdiction where its respective business so requires, except for such failures to be so qualified, licensed or in good standing as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition or business operations of Federated.

4.1.2 Authority. Federated has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder or thereunder, and to carry out the Transactions contemplated hereby or thereby. Federated has taken all corporate or other actions necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party, including approval of the Transactions by Federated’s Board. This Agreement and the other Transaction Documents to which it is a party have been (or will be) duly executed and delivered by Federated, and are (or will be) the valid and binding agreements and obligations of Federated enforceable against it in accordance with their respective terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity.

4.1.3 No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Federated is a party will not breach or violate any provision of any Governing Document of Federated, nor the terms of any material Contract or Applicable Law to which Federated is subject or by which it is obligated, other than breaches and violations that would not, individually or in the aggregate, prevent or materially delay performance (or enforcement) of this Agreement or any other material Transaction Documents by (or against) Federated.

4.1.4 Governmental/Regulatory Authorities. Federated is not required to submit, file, give or obtain any Consent to or from any Governmental Authority or the shareholders or trustees of the Surviving Funds in connection with the execution, delivery, and performance of this Agreement (other than as contemplated by Section 5.1.4(b) of this Agreement) or the consummation of the Transactions, other than Consents of the Board of Federated, of the Boards of the Surviving Funds and under the HSR Act.

4.1.5 Litigation or Proceedings. Except as set forth on Schedule 4.1.5, no Litigation is pending or, to Federated’s Knowledge, threatened against Federated in connection with the management of the Surviving Funds or relating to this Agreement, the Transaction Documents or the Transactions, or that seeks to delay, hinder, or prohibit the execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of the Transactions.

4.1.6 Regulatory Compliance. Except as set forth in the Federated SEC Documents, Federated has complied, and is in compliance, in all material respects with all Applicable Law relating to the management of the Surviving Funds, and with the material provisions of applicable Contracts, Governing Documents, investment policies, and restrictions of or relating to Federated or the Surviving Funds or to which Federated or any Surviving Fund is a designated party; and Federated possesses all requisite business Consents required under any Applicable Law to manage the Surviving Funds as currently conducted and to transact business with the Surviving Funds, and is in material compliance with all such Consents and Applicable Law. Federated does not have Knowledge of any information that is reasonably likely to result in any material non-compliance with Applicable Law not already described in the Federated SEC Documents.

4.1.7 Financial Ability. Federated has the financial resources to enable it to perform its obligations under this Agreement and the other Transaction Documents.

4.1.8 Brokers and Finders. Federated will pay any financial advisory fees, brokerage fees, commission or finder’s fees incurred with respect to the use of any broker or finder which has acted, directly or indirectly, for Federated (or any of Federated’s officers, directors or employees), in connection with this Agreement or the Transactions. Except for such fees and commissions paid by Federated, no amount is required to be paid by Federated or the Surviving Funds to any such financial adviser, broker or finder.

4.2 Representations and Warranties Regarding Each Surviving Fund. For avoidance of doubt, the Parties understand and agree that, if a Surviving Fund is a shell fund that became effective prior to the execution of this Agreement, the representations and warranties in this Section 4.2 will be deemed to have been made, as to such shell fund, as of the date of this Agreement, each Closing Date and each Interim Transfer Date (as applicable), and that, if a Surviving Fund is a shell fund that becomes effective after the execution of this Agreement and prior to the First Closing, the representations and warranties in this Section 4.2 will be deemed to have been made, as to such shell fund, as of the effective date of its registration statement, each Closing Date and each Interim Transfer Date (as applicable).

Subject to the foregoing, Federated represents and warrants to Alliance as of the date of this Agreement, each Closing Date and each Interim Transfer Date as follows:

4.2.1 Regulation of Each Surviving Fund. To Federated’s Knowledge, each Surviving Fund has been, and is, in compliance in all material respects with all Applicable Laws and has been, and is, duly registered or licensed and in good standing under the laws of each jurisdiction in which qualification is necessary, except where the failure to be in compliance, or so registered, licensed or in good standing, would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition of a Surviving Fund.

4.2.2 No Convictions, Sanctions or Other Violations. Except as otherwise disclosed in writing by Federated to Alliance prior to the date of this Agreement, to Federated’s Knowledge, no Person “associated” (as defined under the Advisers Act) with Federated has for a period of five (5) years prior to the date hereof (and each Closing Date) been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the 1934 Act, and no Affiliated Person of Federated has during a period of five (5) years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser for any investment company pursuant to Section 9(a) of the 1940 Act; and, to Federated’s Knowledge, there is no basis for, or Litigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

4.2.3 Regulatory Compliance. To Federated’s Knowledge, each Surviving Fund has complied, and is in compliance, in all material respects with the terms and conditions of its Governing Documents and the investment policies and restrictions set forth in its registration statement currently in effect for the past three (3) fiscal years. The value of the net assets of each Surviving Fund has been determined and is being determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act. There is no Litigation pending or, to Federated’s Knowledge, threatened against any Surviving Fund that would question the right, power, or capacity of the Surviving Funds (i) to conduct their businesses as conducted now or at any time in the past, or (ii) to enter into any Transaction Document to which any of them are parties or to consummate the Transactions. Federated does not have Knowledge of any information that is reasonably likely to result in any material non-compliance with Applicable Law by a Surviving Fund.

4.2.4 Tax Qualification. To the Knowledge of Federated, each Surviving Fund is qualified, and has been qualified for all taxable years during which it has conducted business, as a Regulated Investment Company.

4.2.5 Taxes. To the Knowledge of Federated, all Tax Returns of each Surviving Fund that are or have been required to be filed have been duly and timely filed. To the Knowledge of Federated, all Taxes for all periods covered by such Tax Returns or portions thereof ending through the date hereof (or any Closing Date or Interim Transfer Date, as applicable) have been duly and timely paid in full (or adequate provision for such has been made in its financial statements in accordance with GAAP).

4.2.6 Changes. To the Knowledge of Federated, since the dates of the most recent audited financial statements of each Surviving Fund, each Surviving Fund has not, except for such actions expressly required under this Agreement or any other Transaction Document to be taken in connection with the Transactions contemplated hereby or thereby:

(a) declared, set aside, made or paid any dividend or other distribution in respect of its equity interests or otherwise purchased or redeemed, directly or indirectly, any of its equity interests, except in the ordinary course of its business;

(b) to the extent applicable, adopted, or amended in any material respect, any deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any trustees/directors;

(c) amended its Governing Documents;

(d) changed in any significant respect its accounting practices, policies or principles, except as may be required under Applicable Law or GAAP; or

(e) operated its business in any manner other than in the ordinary course.

4.2.7 Litigation. No Litigation is pending or, to Federated’s Knowledge, threatened against any Surviving Fund, or the properties, assets or business of any Surviving Fund, before any Governmental Authority, that, if adversely decided, would, individually or in the aggregate, be reasonably expected to have a material adverse effect on the ability of a Surviving Fund to consummate the Transactions contemplated by any Transaction Document to which it is a party.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1 Covenants With Respect to the Alliance Funds and Insured Accounts.

5.1.1 Conduct of Business. From the date of this Agreement through the earlier of the Final Closing Date or termination of this Agreement, Alliance shall, to the extent consistent with its fiduciary duties: (a) conduct the Business only in the ordinary course and in a manner consistent with its past practices, except to the extent otherwise specifically provided in this Agreement or any other Transaction Document or after agreement in writing by Federated (such agreement not to be unreasonably withheld or delayed by Federated); (b) use commercially reasonable efforts to cause each Alliance Fund not to implement any changes in its respective investment policies and practices set forth in its registration statement or other Governing Documents without prior consultation with Federated; (c) promptly notify Federated of any changes in the policies and practices of each Alliance Funds’ investment adviser or Insured Accounts, including any changes in the personnel responsible for the day-to-day management or servicing of such Alliance Funds’ portfolios or the Insured Accounts, as applicable, (d) not sell, transfer, lease, pledge, or otherwise dispose of any Acquired Assets, (e) not allow any of the Acquired Assets or the Alliance Fund Assets to become subject to any Lien of any nature that will not be discharged in full prior to the transfer thereof under this Agreement (other than Permitted Liens); and (f) not change any fee waiver or expense reimbursement practice or policy with respect to the Alliance Funds without providing prior notice to Federated.

5.1.2 Negative Consent Process; Offshore Redemption in Kind Process. Without limiting the generality of Section 2.2, Alliance and Federated shall cooperate with each other in preparing required notices and other shareholder communications, setting relevant dates and deadlines and resolving objections received in connection with the Negative Consent Process or Offshore Redemption in Kind Process. Each Party shall keep the other Party informed as to the status of the Negative Consent Process and the Offshore Redemption in Kind Process, and shall consult with the other Party regarding such matters.

5.1.3 Board Approvals; Shareholder Approvals; Prospectus and Statement of Additional Information Supplements; Information in Registration Statement on Form N-14; Other Consents. To the extent that the Transactions contemplated by Section 2.3 of this Agreement are mutually deemed necessary by the Parties:

(a) Alliance shall take all commercially reasonable actions necessary to submit, file, give and obtain all Consents necessary for the Alliance Funds to implement the Reorganization Agreements and the Transactions contemplated thereby and by the other Transaction Documents.

(b) Federated shall, in cooperation with Alliance, with regard to each Domestic Alliance Fund and Surviving Fund, prepare and file with the Commission a proxy statement and registration statement on Form N-14 in order to (i) solicit shareholders of the Domestic Alliance Funds to approve the Reorganization Agreements and the Transactions contemplated thereby and by the other Transaction Documents, all as consistent with all requirements of the 1940 Act and the 1934 Act applicable to such proxy materials, and (ii) to register on behalf of each Surviving Fund the shares of such Surviving Fund to be issued pursuant to the Reorganization Agreements. Regarding Commission comments in response to such filings on Form N-14, (A) Federated shall provide to Alliance copies of any written comments received by Federated from the Commission, and (B) if the Commission provides comments orally to Federated, Federated will record the oral comments and provide Alliance with a summary of such oral comments, and (C) in any event, Federated shall provide Alliance with the opportunity to participate in any subsequent session to clarify or respond to, or written response to, any written or oral Commission comments.

(c) The Parties shall agree on a mutually acceptable timetable for taking the actions contemplated in Sections 5.1.3(a) and (b) above. Each Party shall keep the other Party informed as to the status of, and any matters relating to or affecting, the Consents and Form N-14 matters addressed in Sections 5.1.3(a) and (b) above of which such Party becomes aware, and shall consult with the other Party regarding such matters.

(d) Alliance covenants that any information or data provided by Alliance that describes Alliance or the Domestic Alliance Funds or their Affiliated Persons or any of their business operations or plans in any prospectus or SAI supplements or in the registration statement on Form N-14 or any post-effective amendment thereto filed with the Commission after the date of this Agreement, and required for the Domestic Alliance Funds’ shareholders meeting called for the purpose of obtaining shareholder approval of the Reorganization

Agreements and the Transactions contemplated thereby and by the other Transaction Documents, and in any other document filed with the Commission or the NASD or any other regulatory body, shall not contain, at the time any such supplements or registration statement on Form N-14 or post-effective amendments thereto become effective, or at the time of such meeting, or at the time such document is furnished to the Commission or the NASD or any other regulatory body, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(e) Federated covenants that any information or data that describes Federated or any Surviving Fund or their Affiliated Persons or any of their business operations or plans which is included in any prospectus or SAI supplements or in any Surviving Fund’s registration statement on Form N-14 or a post-effective amendment thereto filed with the Commission after the date of this Agreement and required for the Domestic Alliance Fund’s shareholders meeting called for the purpose of obtaining shareholder approval of the Reorganization Agreements and the Transactions contemplated thereby and by the other Transaction Documents, and in any other document filed with the Commission or the NASD or any other regulatory body, shall not contain, at the time any such supplements or registration statement on Form N-14 or post-effective amendments thereto become effective, or at the time of such meeting, or at the time such document is furnished to the Commission or the NASD or any other regulatory body, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(f) Federated acknowledges that Alliance intends that the Transactions shall satisfy the applicable requirements of Section 15(f) of the 1940 Act. Federated agrees that, with respect to each domestic Surviving Fund (including, for avoidance of doubt, each registered investment company for which Federated or an Affiliated Person thereof serves as investment adviser and/or principal underwriter and into which Alliance Fund Assets are invested pursuant to the Transactions contemplated by this Agreement), it shall (subject to its fiduciary duties) use commercially reasonable efforts to, and to cause the Board of each such domestic Surviving Fund to, meet the conditions for the safe harbor set forth in Section 15(f) of the 1940 Act from the First Closing Date through and including the time periods set forth in such Section 15(f), such time periods to be measured by reference to the Final Closing Date. The Parties agree that, if Federated is required under this Section 5.1.3(f) to use commercially reasonable efforts to meet the conditions for the safe harbor set forth in Section 15(f) of the 1940 Act, then, without limiting the actions Federated may take, such commercially reasonable efforts can include (and Federated will consider taking the following actions or other appropriate actions under the circumstances): (i) requesting a resignation from the Board of any domestic Surviving Fund from any Person that is an Affiliated Person of Federated or any Affiliated Person thereof; (ii) seeking to add additional members to the Board of any domestic Surviving Fund to the extent that an additional member or members would cause the conditions to the safeharbor in Section 15(f) of the 1940 Act to be satisfied; (iii) seeking an exemptive order which, if obtained, would result in the conditions to the safeharbor set forth in Section 15(f) of the 1940 Act being satisfied; or (iv) ceasing the use of any broker or dealer that would cause a member of the Board of any domestic Surviving Fund to be an “interested person” of Federated or an Affiliated Person of Federated to the extent that such Board member being such an “interested person” causes the conditions for the safeharbor set forth in Section 15(f) of the 1940 Act not to be satisfied.

5.1.4 Alliance Fund Taxes. Alliance shall file, or cause to be filed, any and all Tax Returns (including Internal Revenue Service Forms 1120-RIC and 1099 and comparable returns and reports required by any jurisdiction) which, to Alliance’s Knowledge, are required to be filed by each Alliance Fund with respect to any period ending on or prior to the applicable Closing Date, as well as any final Tax Returns required to be filed prior to, upon or after any liquidation of the Alliance Funds, and shall ensure, to the best of Alliance’s Knowledge, that all Taxes shall have been paid so far as due or provision has been made for the payment thereof. To the best of Alliance’s Knowledge, no such Tax Return is currently under audit and no assessment has been proposed or asserted with respect to such Tax Returns. Federated agrees that it shall file, or cause to be filed, any and all Tax Returns (also including Internal Revenue Service Forms 1120-RIC and 1099 and comparable returns and reports required by any jurisdiction), which, to the Knowledge of Federated, are required to be filed by the Surviving Funds with respect to any period ending after the applicable Closing Date and to ensure (i) that all Taxes shown as payable on such Tax Returns are timely paid by the Surviving Funds and (ii) that the Surviving Funds organized in any jurisdiction of the United States continue to qualify as Regulated Investment Companies after the Final Closing Date. Federated and Alliance shall each assist the other, as may reasonably be requested by the other Party, with the preparation of any Tax Return, any Tax audit, or any other Litigation relating to any Tax in respect of the Alliance Funds. In addition, each Party shall retain (except to the extent transferred to Federated) and provide the other with access upon reasonable notice and during normal business hours to such records or information in respect of the Alliance Funds as may be relevant to such Tax Return, Tax audit, or other Litigation.

5.1.5 Insured Account Covenants. Alliance shall use commercially reasonable efforts to submit, file, give and obtain all Consents necessary for Alliance to assign the Deutsche Bank Agreements from Alliance to Federated on or after the First Closing. Without limiting the generality of the foregoing, Alliance and Federated shall cooperate with each other preparing required Deutsche Bank Assignment Documents for the Insured Accounts, setting relevant dates and deadlines and resolving objections received in connection with such contemplated assignments. Each Party shall keep the other Party informed as to the status of such contemplated assignments, and shall consult with the other Party regarding such matters.

5.2 Covenants With Respect to the Surviving Funds and Transferred Insured Accounts.

(a) Federated shall use reasonable commercial efforts to submit, file, give and obtain all Consents (including the registration (as required under Applicable Law) of shares of the Surviving Funds) necessary for Federated and the Surviving Funds (as applicable) to implement the Reorganization Agreements and the Transactions contemplated thereby and by the other Transaction Documents, and to effect the assignments of the Deutsche Bank Agreement from Alliance to Federated.

(b) Federated shall provide Alliance with reasonable access, for the period beginning on the First Closing Date through, inclusive of and ending on the Sixth Anniversary Date, and upon advance notice and during normal business hours, to the Surviving Funds’, and their successor funds’ or Other Federated Cash Management Vehicle’s, if applicable, books and records relating to the Surviving Funds (or such successor funds’ or Other Federated Cash Management Vehicle’s, if applicable) and/or the Insured Accounts (to the extent transferred as contemplated herein) for the period beginning on the date of the First Closing Date and ending on the Final Closing Anniversary Date.

5.3 [Intentionally Omitted.]

5.4 Covenant With Respect to Cash Management Assets. Subject to Alliance’s fiduciary duties, Alliance shall use commercially reasonable efforts to transfer, and to encourage its Affiliated Persons to transfer, to the Surviving Funds, certain cash management assets as mutually agreed by the Parties. Federated acknowledges and agrees that Alliance and Affiliated Persons of Alliance have sole discretion in determining whether to transfer cash management assets to the Surviving Funds.

5.5 Covenants With Respect to Expenses.

(a) Except as otherwise provided in this Section 5.5, Section 5.12 and Section 5.13, each Party shall bear fifty percent (50%) of the Transaction Costs. For purposes of this Agreement and the other Transaction Documents, “Transaction Costs” means: (i) all fees, expenses and costs of agents, representatives, outside counsel, accountants, and proxy solicitors incurred in connection with the drafting, filing, printing and mailing of the proxy/registration statements (or similar documents contemplated herein or in the other Transaction Documents, but excluding, for the avoidance of doubt, fees, expenses and costs associated with the drafting and initial filings of Form N-1A, and blue sky filings for, the Surviving Funds), and related materials to shareholders; (ii) all fees, expenses and costs incurred by the Parties as a result of undertaking the actions contemplated in Section 2.12 of this Agreement; (iii) all fees, expenses and costs associated with the preparation, filing and review of required Consents under the HSR Act; (iv) all fees, expenses and costs associated with the Negative Consent Process and Offshore Redemption in Kind Process; (v) all fees, expenses and costs incurred by the Parties in connection with the engagement of the investment banker contemplated in Section 5.15(c); and (vi) other mutually agreed upon third-party related costs.

(b) Notwithstanding Section 5.5(a) above, Federated shall be responsible for expenses incurred by Federated and each Surviving Fund, and Alliance shall be responsible for expenses incurred by Alliance, each Alliance Fund and the Insured Accounts, in connection with due diligence and the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents (except for those fees, expenses and costs shared by the Parties pursuant to Section 5.5(a)(i) above). For the avoidance of doubt, and notwithstanding any other contrary provision in this Agreement or any other Transaction Document (and except for those fees, expenses and costs shared by the Parties pursuant to Section 5.5(a)(i) above), transaction expenses relating to the negotiation and signing of this Agreement and the other Transaction Documents (including expenses consisting of outside counsel or accountant fees and due diligence expenses) incurred by Federated and any Surviving Fund or Alliance, any Alliance Funds and the Insured Accounts will be the sole responsibility of the Person that incurred such transaction expenses, and all federal and state registration fees in connection with the sale of shares of the Surviving Funds shall not be the responsibility of Alliance, the Alliance Funds or any Affiliated Person of any of them.

5.6 Covenants With Respect to Litigation and Changes in Condition.

(a) From the date of this Agreement through the earlier of the Final Closing Date or termination of this Agreement pursuant to its terms, Federated shall notify Alliance promptly of any Litigation as to which Federated becomes aware that (i) is commenced against Federated, the Federated Investment Companies or the Surviving Funds and would reasonably be expected to have a material adverse effect on the Surviving Funds, the Transactions, or this Agreement or any other Transaction Document, or (ii) would delay, restrain, or enjoin the consummation of, or declare unlawful, the Transactions, or cause the Transactions to be rescinded or delay, restrain, or enjoin the performance of this Agreement or any other Transaction Document.

(b) From the date of this Agreement through the earlier of the third anniversary of the date of this Agreement or the termination of this Agreement pursuant to its terms, Alliance shall notify Federated promptly of any Litigation as to which Alliance becomes aware that (i) is commenced against Alliance, the Business, the Alliance Funds or the Insured Accounts, and would reasonably be expected to have a material adverse effect on the Business, the Transactions, or this Agreement or any other Transaction Document, or (ii) would delay, restrain, or enjoin the consummation of, or declare unlawful, the Transactions, or cause the Transactions to be rescinded or delay, restrain, or enjoin the performance of this Agreement or any other Transaction Document.

5.7 Covenants With Respect to Publicity and Third Party Communications. Alliance and Federated agree that all public announcements prior to the Final Closing Date relating to this Agreement, any other Transaction Document or the Transactions shall only be made after each Party has submitted, reasonably in advance, the text of such announcement to the other Party at the addresses set forth in Article X and such other Party has had a reasonable opportunity to comment thereon and has consented to the release of such public announcement (which consent shall not be unreasonably withheld); provided, however, that any Party may make such disclosures as are required by Applicable Law after making commercially reasonable efforts under the circumstances to consult in advance with the other Party. Except as permitted by the preceding sentence, the Parties shall not, and shall direct their Affiliated Persons, legal and financial advisers and other representatives not to, disclose this Agreement or any other Transaction Document, its or their existence, or any of the terms and conditions hereof or thereof to any Person without the prior written consent of the other Party to this Agreement.

5.8 Restrictive Covenants.

5.8.1 Non-Solicitation. During the Non-Solicitation Period, neither Alliance, the Investment Companies nor any of their Affiliated Persons shall offer employment to, otherwise solicit, hire or engage as an independent contractor or in any other capacity, nor shall Alliance, the Investment Companies or any of their Affiliated Persons assist any other Person to employ, otherwise solicit, hire or engage as an independent contractor or in any other capacity, any employee of Alliance, the Investment Companies or any of their Affiliated Persons hired by Federated or an Affiliated Person of Federated on or after the First Closing Date and prior to or on the Final Closing Date in connection with the Transactions contemplated by this Agreement.

5.8.2 Covenant Not to Compete.

(a) Alliance acknowledges (i) that it is essential in order to permit Federated to obtain the benefits of the Transactions for Alliance and its Non-Compete Affiliates to agree to the restrictions set forth in this Section 5.8, and (ii) that such restrictions are reasonable in duration and scope.

(b) During the Restricted Period, except as otherwise contemplated in, and pursuant to, this Agreement and the other Transaction Documents, Alliance agrees that neither Alliance, the Investment Companies, nor any of their Non-Compete Affiliates shall:

(i) directly or indirectly (A) create, distribute, advise, manage, sell, administer, or otherwise promote or assist in the establishment or operation of any Cash Management Vehicle, nor (B) distribute or otherwise provide to any party the name(s) of any client of any Alliance Fund or Surviving Fund or any holder of an Insured Account except (in the case of clause (B) only) as required by Applicable Law (any activity within this clause (i) being a “Restricted Activity”), or

(ii) directly or indirectly own or acquire the capital stock or other equity securities of any class of any Person that engages in a Restricted Activity;

(iii) directly or indirectly solicit any Tracked Client or Non-Tracked Client to purchase any shares, products or services of a Cash Management Vehicle.

(c) The covenants in Sections 5.8.2(b)(i) and (ii) shall not prohibit:

(i) Alliance or any Non-Compete Affiliate from either:

(A) creating, distributing, advising, managing, selling, administering or otherwise promoting or assisting (x) the Alliance Funds and Insured Accounts until the applicable Alliance Fund Termination Date or transfer of Alliance Fund Assets relating to such Insured Accounts consistent with this Agreement or (y) any Cash Management Vehicle created, distributed, advised, sold, managed, administered, or otherwise promoted by Alliance or a Non-Compete Affiliate as of the date of this Agreement that is identified on Schedule 5.8.2(c),

(B) acquiring (in one or more transactions) and subsequently distributing, advising, managing, selling, administering, promoting or assisting one or more Cash Management Vehicles that, at the time of their acquisition by Alliance, are Incidental Money Market Funds; provided, that the aggregate net revenue of all such Incidental Money Market Funds acquired and subsequently operated by Alliance and/or its Non-Compete Affiliates at no time exceeds seven million five hundred thousand dollars ($7,500,000) per annum. If such aggregate net revenue of such Incidental Money Market Funds at any time exceeds seven million five hundred thousand dollars ($7,500,000) per annum, then Section 5.2.8(c)(i)(C) shall apply with respect to such Incidental Money Market Funds, or that portion of such Incidental Money Market Funds, that caused such excess, and Alliance shall make a written offer to sell to Federated such Incidental Money Market Fund, or portion thereof, on the terms contemplated in Section 5.2.8(c)(i)(C) below.

(C) acquiring the capital stock or other equity securities of any class of any Person that is engaged in the Restricted Activity, or acquiring all or a portion of the assets of such a Person that include a Restricted Activity, and retaining such Restricted Activity, and providing services in connection with such Restricted Activity, if (1) within thirty (30) days of such acquisition Alliance offers to Federated in writing the right to purchase such Restricted Activity; the Parties agree that such offer will (A) be at a price and on payment terms to be negotiated by the Parties, or determined by an arbitrator, as appropriate, in accordance with the Valuation Process, and (B) provide that such purchase by Federated will be made upon such other commercially reasonable terms and conditions as may be mutually agreed upon between the Parties, and (2) within sixty (60) days after Federated receives such written offer Federated shall not have accepted such offer, and then consummated such transaction within a reasonable period of time thereafter. For purposes of this Section 5.8.2(c)(ii)(C), “Valuation Process” means the process for agreeing upon the price to be paid for a Restricted Activity involving: (x)

Alliance retaining a reputable investment banking firm (acceptable to Federated, which acceptance will not be unreasonably withheld or delayed) experienced in the cash management industry to value the Restricted Activity using reasonable valuation standards, (y) Federated retaining a reputable investment banking firm (acceptable to Alliance, which acceptance will not be unreasonably withheld or delayed) experienced in the cash management industry to value the Restricted Activity using reasonable valuation standards, and (z) the Parties negotiating in good faith the price (and payment terms) of the Restricted Activity within the range between the prices (and payment terms) recommended by Alliance’s investment banking firm and Federated’s investment banking firm. If the Parties cannot agree on the price and payment terms within a reasonable period of time, the Parties shall jointly retain a mutually agreeable (such agreement not to be unreasonably withheld or delayed by either Party) arbitrator experienced in the cash management industry to which each Party will submit a proposed price and payment terms (which may or may not be the price and payment terms proposed under the preceding sentence). The Parties shall request that such arbitor select the proposal of one of the Parties (which the arbitor believes is most reasonable in light of the circumstances) without modification within thirty (30) days of the proposals being submitted to such arbitor.

(ii) Alliance or any Non-Compete Affiliate from creating, distributing, advising, selling, administering or otherwise promoting or assisting any Cash Management Vehicle used to accommodate cash balances in accounts of investment advisory clients of Alliance or its Non-Compete Affiliates that have given Alliance or such Non-Compete Affiliates investment mandates other than cash management (e.g., an equity, bond or asset allocation mandate). For the avoidance of doubt, such Cash Management Vehicles may include (i) Cash Management Vehicles used for investment of cash collateral derived from securities lending, (ii) Cash Management Vehicles for private clients and (iii) Cash Management Vehicles for wrap account investment advisory clients with such mandates other than cash management.

(iii) Alliance or any Non-Compete Affiliate from, in the aggregate, acquiring, whether through acquisition of capital stock or other equity securities, and owning, not for the purposes of exercising control or influencing the management or policies of a Person, a passive interest in any amount less than 25% in any Person.

(iv) Alliance or any Non-Compete Affiliate from, in the aggregate, creating and operating no more than three (3) Cash Management Vehicles that are the functional equivalent of, and operated in a manner similar to the Alliance/Bernstein Exchange Reserves in terms of purpose and clients, if Alliance offers to Federated the ability to act as subadviser, and Federated is approved as subadviser by the Boards, for such funds for an initial two year term (if permitted by Applicable Law); provided, however, that if Federated declines to accept such offer, Alliance may nevertheless operate the fund; and provided, further, however, if Federated is approved by the Boards of such funds for an initial two year term but not at any time re-approved as subadviser, Alliance may only continue to operate the funds if Alliance pays Federated an amount equal to the annual supervisory fee that Federated would have earned over the Restricted Period (less amounts previously earned and paid to Federated) as if Federated’s subadvisory contract had been continued.

(d) Nothing in Section 5.8.2(c) shall relieve Alliance and its Non-Compete Affiliates from the restriction set forth in Section 5.8.2(b)(iii).

(e) At any time from and after the First Closing Date under this Agreement, Alliance will not, directly or indirectly, either for Alliance or for any other Person except for Federated, solicit the proxy or vote of any shareholders of Federated, any registered investment company for which Federated or any Affiliated Person thereof serves as investment advisor, administrator or distributor, including the Surviving Funds, for any reason or purpose.

5.8.3 Enforcement.

(a) Alliance acknowledges that the mere existence of a claim against Federated, whether based on this Agreement, any other Transaction Document or otherwise, shall not in and of itself prevent the enforcement of the covenants set forth in Section 5.8.1 or 5.8.2. Alliance and Federated agree that Federated’s remedies at law for any breach or threat of breach by Alliance or any Affiliate of Alliance of the provisions of Sections 5.8.1 and 5.8.2 will be inadequate, and that Federated shall be entitled to obtain an injunction or injunctions to prevent breaches of the provisions of Sections 5.8.1 and 5.8.2 and to enforce specifically the terms and provisions of such sections, in addition to any other remedy to which Federated may be entitled at law or equity. Should any provision of the restrictive covenants in Section 5.8.1 and 5.8.2 be adjudged to any extent invalid by any competent tribunal, such provision shall be deemed modified to the extent necessary to make it enforceable, and any such invalidity shall not effect the validity or enforceability of such provision as so modified or any other provision of this Agreement or any other Transaction Document.

(b) If (and only if) (i) Federated notifies Alliance in writing within a reasonable period of time after becoming aware of activity on the part of Alliance or a Non-Compete Affiliate of Alliance that Federated believes violates Section 5.8.2, and (ii) a court of competent jurisdiction determines in a final non-appealable order that Alliance or a Non-Compete Affiliate of Alliance violated Section 5.8.2 at any time during the Restricted Period by engaging in such activity, and (iii) such court determines that (A) the damages to Federated resulting from such violation equal or exceed ten million dollars ($10,000,000) and (B) the revenues to Alliance and its Non-Compete Affiliates from the violative activity equal or exceed ten million dollars ($10,000,000), then (and only then) the length of time for which the covenant in Section 5.8.2 shall be in force shall be extended by the period of time as to which Alliance or any of its Non-Compete Affiliates shall have been found to be in violation of Section 5.8.2 by such court.

5.9 Covenants With Respect to Further Actions. At the reasonable request of Federated or Alliance after the First Closing Date, and upon mutual agreement of the Parties, but without further payment of additional consideration, each Party, as applicable, shall from time to time execute and deliver or cause their Affiliated Persons to execute and deliver, as applicable, such further instruments of transfer, assignment, or consent or other document as may be reasonably necessary or appropriate to consummate the Transactions.

5.10 Covenants With Respect to Access. Prior to the Final Closing Date, and subject to (and without limiting) any other provision of this Agreement, each Party hereto shall afford the other Party hereto access to its personnel, properties, Contracts, books and records, and all other documents and data reasonably necessary or appropriate to carry out the responsibilities of the Party contemplated by this Agreement or any other Transaction Document or to verify or confirm the accuracy of information or data provided to that Party by the other Party to this Agreement. Alliance agrees that it shall retain all books and records relating to the Business, the Alliance Funds and the Insured Accounts that are not delivered to Federated or a Surviving Fund pursuant to the Transaction in accordance with Applicable Law and its respective record retention policies as presently in effect. Without limiting the foregoing, until the Second Anniversary Date, Alliance will use commercially reasonable efforts to prevent the disposal of any such books and records that are not required to be retained under Applicable Law or such policies without first providing Federated with not less than sixty (60) days prior written notice of such destruction and offering to surrender the same to Federated at Federated’s expense.

5.11 Covenant With Respect to Liquidation of Alliance Funds. As promptly as reasonably possible following an Alliance Fund Termination Date with respect to an Alliance

Fund, Alliance shall (a) take such commercially reasonable actions to cause such Alliance Fund to terminate all of its contractual relationships, and (b) liquidate such Alliance Fund and file on behalf of such Alliance Fund any required Form N-8F filing, and the final Form 24F-2 or Form 24E-2 filing, Form N-SAR and any other required federal or state filings (or similar foreign document), as required by and within the time periods required by Applicable Law and in a manner (after consultation with Federated) that is intended to maximize the economic benefit of redemptions attributable to such Fund(s) for the benefit of the Surviving Funds (it being understood that it is possible that redemptions attributable to such Fund(s) may be used for the benefit of Federated to the extent that Federated has incurred 24F-2 filing fees on behalf of such Surviving Fund).

5.12 Covenant With Respect to Employees. Federated will be given reasonable access to and the opportunity to hire Alliance employees as identified in writing by Alliance prior to the First Closing. All Liabilities associated with any employee not hired by Federated shall remain the obligation of Alliance.

5.13 Covenant With Respect to Retention Pool. Federated and Alliance shall establish a mutually agreeable retention program for the benefit of mutually agreed employees of the Alliance, and each Party will bear fifty percent (50%) of the costs of such retention program.

5.14 NAV Catch-Up Payment. Immediately prior to any Closing or Interim Transfer, Alliance shall contribute to each Alliance Fund any NAV Catch-Up Payment by wire transfer of immediately available funds.

5.15 Security Transfer Methodology. In light of their respective fiduciary duties, Alliance shall assist the Alliance Funds in honoring all redemptions of Alliance Fund shares contemplated by this Agreement, and Federated shall assist the Surviving Funds in investing the securities and cash received by the Surviving Funds pursuant to the Transactions contemplated by this Agreement. In furtherance of the foregoing, and to the extent that portfolio securities are transferred in connection with the Transctions contemplated by this Agreement, the intention of the Parties is that the following transactions be effected sequentially:

(a) for each broker maintaining one or more client accounts in the Alliance Fund that are being transferred at the First Closing or Interim Transfer (as applicable) pursuant to the Transactions contemplated by this Agreement, the Alliance Fund shall accept a redemption order for all of the Alliance Fund shares held in all such accounts and shall establish an account payable to each broker in the amount of $1.00 per share redeemed;

(b) for each broker maintaining one or more client accounts in the Alliance Fund that are being transferred at the First Closing or Interim Transfer (as applicable) pursuant to the Transactions contemplated by this Agreement, the Surviving Fund shall accept a purchase order for a number of shares of the Surviving Fund equal to the number of shares of the Alliance Fund held in all such accounts and shall establish an account receivable from each broker in the amount of $1.00 per share purchased;

(c) the Surviving Fund shall tender all of the broker accounts receivable created pursuant to subsection (b) above to the Alliance Fund. As compensation therefor, the Alliance Fund shall tender: (i) securities, which, for purposes of this transaction, shall be valued at market price as determined by a mutually acceptable (which acceptance shall not be unreasonably withheld or delayed by either Party) reputable investment banking firm (taking into account any value deemed attributable to a bulk transfer of securities and the make up of the portfolio), and (ii) cash, such that the aggregate value of such securities and cash equals the face amount of the accounts receivable being transferred;

(d) the Surviving Fund shall issue shares to each broker account in the amount corresponding to the purchase order accepted previously pursuant to subsection (b), above;

(e) the Alliance Fund shall offset and cancel each broker account payable established pursuant to subsection (a) above against the corresponding broker account receivable transferred to it by the Surviving Funds pursuant to subsection (c) above, and the Alliance Fund shall cancel all shares for which it accepted redemption orders pursuant to subsection (a) above.

Each Alliance Fund, each Surviving Fund, and Alliance shall execute or deliver any documents, including financing statements or other documents of transfer under the applicable sections of the Uniform Commercial Code as adopted in the relevant state or states, that may be reasonably necessary or desirable to accomplish the transactions described in this Section 5.15. Each Alliance Fund and each Surviving Fund may require the brokers placing orders to consent in writing to the process described in this Section 5.15 and waive their right to receive cash upon redemption.

5.16 Shared Use Assets. Upon a reasonable request of Federated, and mutual agreement by Alliance (which agreement shall not be unreasonably withheld or delayed), Alliance and Federated shall use commercially reasonable efforts to grant rights to Federated or permit Federated to enjoy the benefits of (whether by transitional services agreement, license agreement, or otherwise), any Shared Use Assets necessary for Federated to own or operate the Business, or any portion thereof, after the Business, or portion thereof, is transferred pursuant to the Transactions contemplated by this Agreement. Unless the Parties mutually agree in writing otherwise, any such transfer, grant or permission shall be made or given without payment (a) by Federated of any additional compensation to Alliance, any Alliance Fund, any Investment Company or Insured Account, or any Affiliated Person of any of them or (b) by Alliance, any Alliance Fund, any Investment Company or Insured Account of any Affiliated Person of any of them to any other Person. The intention of the Parties in this Section 5.16 is to make available, to the extent possible, any such Shared Use Asset to Federated to same extent as if such Shared Use Asset had been included in the Acquired Assets.

ARTICLE VI

CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions Precedent to First Closing. Consummation by the Parties of the Transactions to be consummated upon the First Closing are subject to the fulfillment of the following conditions on or before the First Closing Date:

6.1.1 Consents. All applicable Alliance Consents for Alliance Fund Assets transferring to a Surviving Fund, Acquired Assets transferring to Federated and Insured Account assets transferring as contemplated in this Agreement on the First Closing Date and any applicable Federated Consents for Federated, the Surviving Funds and the Federated Investment Companies shall have been obtained prior to the First Closing Date and shall remain in full force and effect as of the First Closing Date.

6.1.2 Satisfaction of All Requirements Relating to the Negative Consent Process. All requirements required by Applicable Law relating to, and any objections received in response to, the negative consent letters have been dealt with in a manner mutually acceptable to the Parties, completing the Negative Consent Process.

6.1.3 Expiration of Waiting Period under HSR Act. Any waiting period and any extension thereof applicable to the consummation of the First Closing under the HSR Act shall have terminated or expired.

6.1.4 No Legal Obstruction. No injunction, restraining order or order of any nature shall have been issued by or be pending before any Governmental Authority challenging the validity or legality of the Transactions or restraining or prohibiting the consummation of the Transactions; provided, however, that, in the case of a matter pending before a Governmental Authority, the applicable Closing shall be postponed until such time as such matter is resolved by the applicable Governmental Authority.

6.1.5 Legal Opinions. The delivery of the opinion of Ropes & Gray LLP, counsel for Alliance, addressed to Federated as of the applicable Closing Date, in substantially the form set forth on Exhibit D. The delivery of the opinion of Reed Smith LLP, counsel for Federated, addressed to Alliance as of the applicable Closing Date, in substantially the form set forth on Exhibit E. Alliance shall have received an opinion of outside counsel in the form required by Alliance’s Amended and Restated Agreement of Limited Partnership.

6.2 Conditions Precedent to Final Closing. Consummation by the Parties of the Transactions to be consummated upon the Final Closing is subject to the fulfillment of the following conditions on or before the Final Closing Date:

6.2.1 Consents. All applicable Alliance Consents for Alliance Fund Assets transferring to the Surviving Funds and Acquired Assets transferring to Federated on the Final Closing Date and any applicable Federated Consents for the Surviving Funds and the Federated Investment Companies shall have been obtained prior to the Final Closing Date and shall remain in full force and effect as of the Final Closing Date.

6.2.2 No Legal Obstruction. No injunction, restraining order or order of any nature shall have been issued by or be pending before any Governmental Authority challenging the validity or legality of the Transactions or restraining or prohibiting the consummation of the Transactions; provided, however, that, in the case of a matter pending before a Governmental Authority, the applicable Closing shall be postponed until such time as such matter is resolved by the applicable Governmental Authority.

6.2.3 Continuing Effectiveness of Prior Consents. All Alliance Consents and Federated Consents obtained prior to the Final Closing Date shall remain in full force and effect as of the Final Closing Date.

6.2.4 Legal Opinion. The delivery of the opinion of Ropes & Gray LLP, counsel for Alliance, addressed to Federated as of the applicable Closing Date, in substantially the form set forth on Exhibit D, or confirmation from Ropes & Gray LLP that any previously issued opinion is still valid. The delivery of the opinion of Reed Smith LLP, counsel for Federated, addressed to Alliance as of the applicable Closing Date, in substantially the form set forth on Exhibit E, or confirmation from Reed Smith LLP that any previously issued opinion is still valid. Alliance shall have received an opinion of outside counsel in the form required by Alliance’s Amended and Restated Agreement of Limited Partnership, or confirmation from such outside counsel that any previously issued opinion is still valid.

6.3 Conditions Precedent to Obligations of Federated With Respect to All Closings and Interim Transfers. In addition to the conditions set forth in Sections 6.1 and 6.2 (as applicable), the obligations of Federated under this Agreement and the other Transaction Documents to consummate the Transactions are subject to the satisfaction, at or prior to the applicable Closing (and, in the case of Section 6.3.1, 6.3.5 or 6.3.6 below, each Interim Transfer) of the following conditions, any one or more of which may be waived at the option of Federated:

6.3.1 No Breach of Covenants; True and Correct Representations and Warranties. In connection with each Closing and Interim Transfer, (a) there shall have been no intentional, grossly negligent or repeated material breach by Alliance in the performance of any of its covenants in any Transaction Document to which it is a party, or by any Alliance Fund in the performance of its covenants in the applicable Reorganization Agreement, to be performed in whole or in part prior to such Closing or Interim Transfer (as applicable) relating to those Transactions being consummated upon such Closing or Interim Transfer (as applicable), and (b) each of the representations and warranties of Alliance contained in Section 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5 and 3.1.8 shall be true and correct in all material respects as of each Closing Date and Interim Transfer Date (as applicable), except for any such representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date and except for representations and warranties that already contain a materiality qualifier which shall be true and correct in all respects. At each Closing, Federated shall receive a certificate of Alliance executed by an authorized executive officer of Alliance certifying to the fulfillment of the foregoing conditions.

Alliance agrees that it will use commercially reasonable efforts to remedy (or cause to be remedied) any breach of any covenant, representation or warranty of Alliance (or any Alliance Fund) set forth in this Agreement or other Transaction Document to the extent such covenant, representation or warranty is not true and correct in all material respects as of such Closing Date or Interim Transfer Date (except for any such representations or warranties that are made by their terms as of a specified date, which shall have failed to be true and correct in all material respects as of the specified date, or covenants, representations or warranties that already contain a materiality qualifier which shall have failed to be true and correct in all respects).

6.3.2 Delivery of Documents.

(a) At each Closing and Interim Transfer Date, Federated shall have received from Alliance all documents, certificates and agreements necessary to transfer to Federated good and valid title to the Acquired Assets, free and clear of any Liens thereon, other than Permitted Liens, including a bill of sale, assignment and general conveyance, dated as of the applicable Closing Date or Interim Transfer Date (as applicable), with respect to the Acquired Assets.

(b) At each Closing, such other customary closing certificates and instruments as may be reasonably requested by Federated.

6.3.3 Satisfaction of Conditions under the Reorganization Agreements. Solely in connection with the Final Closing, the Reorganization Agreements shall have been executed and delivered by the Alliance Funds, and all conditions to the applicable Closing under the Reorganization Agreements shall have been satisfied and all documents shall have been delivered that are required thereunder to be delivered to Federated.

6.3.4 No Litigation. No Litigation shall be pending or threatened in writing against any Investment Company, Alliance, the Business, any Alliance Fund, any Insured Account, or any Affiliated Person of any of them, or against or relating to this Agreement, any other Transaction Document or the Transactions, which, either individually or in the aggregate with all such Litigation, is reasonably likely to have a material adverse effect upon Federated, the Business, any Alliance Fund or any Insured Account, if the Transactions were consummated.

6.3.5 Access to and Copies of Books and Records. The Alliance Funds shall have taken any necessary steps to provide Federated full and complete access to or copies of, as reasonably requested, (i) the Alliance Funds’ shares and transfer agency records, (ii) the Alliance Funds’ custodial records, and (iii) all such other assets, records, documents and Contracts as is appropriate to permit the Surviving Funds, Federated and their designated Affiliated Persons and service providers to render ongoing services with respect to the Alliance Funds’ shareholders who become shareholders of the Surviving Funds in connection with the applicable Closing or Interim Transfer.

6.3.6 No MAC. From the date of this Agreement through the applicable Closing or Interim Transfer, there has not been a MAC (within the meaning of paragraph (a) of the definition of “MAC” in Section 1.1 of this Agreement).

6.4 Conditions Precedent to Obligations of Alliance With Respect to All Closings and Interim Transfers. In addition to the conditions set forth in Section 6.1 and 6.2 (as applicable), the obligations of Alliance under this Agreement to consummate the Transactions shall be subject to the satisfaction, at or prior to each Closing (and, in the case of Section 6.4.1 and 6.4.2 below, each Interim Transfer), of the following condition, which may be waived at the option of Alliance:

6.4.1 No Breach of Covenants; True and Correct Representations and Warranties. In connection with each Closing and Interim Transfer, (a) there shall have been no intentional, grossly negligent or repeated material breach by Federated in the performance of any of its covenants in any Transaction Document to which it is a party, or by any Surviving Fund in the performance of its covenants in the applicable Reorganization Agreement, to be performed in whole or in part prior to such Closing or Interim Transfer (as applicable) relating to those Transactions being consummated upon such Closing or Interim Transfer (as applicable), and (b) each of the representations and warranties of Federated contained in Section 4.1.1, 4.1.2, 4.1.3, 4.1.4 and 4.1.5 shall be true and correct in all material respects as of each Closing Date and Interim Transfer Date (as applicable), except for any such representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date and except for representations and warranties that already contain a materiality qualifier which shall be true and correct in all respects. At each Closing, Alliance shall receive a certificate of Federated executed by an authorized executive officer of Federated certifying to the fulfillment of the foregoing conditions.

Federated agrees that it will use commercially reasonable efforts to remedy (or cause to be remedied) any breach of any covenant, representation or warranty of Federated (or any Surviving Fund) set forth in this Agreement or other Transaction Document to the extent such covenant, representation or warranty is not true and correct in all material respects as of such Closing Date or Interim Transfer Date (except for any such representations or warranties that are made by their terms as of a specified date, which shall have failed to be true and correct in all material respects as of the specified date, or covenants, representations or warranties that already contain a materiality qualifier which shall have failed to be true and correct in all respects).

6.4.2 No MAC. From the date of this Agreement through the applicable Closing or Interim Transfer, there has not been a MAC (within the meaning of paragraph (b) of the definition of “MAC” in Section 1.1 of this Agreement).

6.4.3 Delivery of Documents. At each Closing, such other customary closing certificates and instruments as may be reasonably requested by Alliance.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, AND THE

ABILITY TO ASSERT CLAIMS

7.1 Survival of Covenants. Unless otherwise limited by the terms of this Agreement, covenants of Alliance and Federated shall survive each Closing and Interim Transfer indefinitely.

7.2 Survival of Representation and Warranties.

(a) Unless otherwise provided by Sections 7.2(b), 7.2(c), (d) or (e) below, the representations and warranties of Alliance and Federated shall survive each Closing and Interim Transfer until the Second Anniversary Date.

(b) the representations and warranties relating to Taxes and Tax Returns contained in Sections 3.2.4, 3.2.5, 3.3.3, 3.3.4, 4.2.4 and 4.2.5 shall survive each Closing and Interim Transfer for the applicable statute of limitations period measured from the Final Closing Date.

(c) the representations and warranties contained in Sections 3.1.10, 3.2.7, 3.3.6 and 4.1.8 shall survive each Closing and Interim Transfer until the Third Anniversary Date.

(d) the representations and warranties contained in Sections 3.2.2, 4.1.7 and 4.2.2 shall survive each Closing and Interim Transfer until the Sixth Anniversary Date.

(e) the representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.8 (except for the second sentence of Section 3.1.8(a)), 3.1.9, 4.1.1 and 4.1.2 shall survive each Closing and Interim Transfer indefinitely.

7.3 Survival of Ability to Assert Claims.

(a) A claim may be made or suit instituted at any time, without limitation, in the case of a claim or suit based on fraud.

(b) A claim may be made or suit instituted seeking indemnification pursuant to Article IX at any time, without limitation, in the case of a claim or suit pursuant to Sections 9.1(b), (c) or (d) or 9.2(b), (c) or (d) of this Agreement, or in the case of a claim or suit pursuant to Sections 9.1(a) or 9.2(a) based on the breach or violation of a representation, warranty or covenant that survives indefinitely.

(c) A claim may be made or suit instituted seeking indemnification pursuant to Article IX at any time during the applicable survival period in the case of a claim or suit pursuant to Sections 9.1(a) or 9.2(a) based on a breach or violation of a representation, warranty or covenant that does not survive indefinitely.

(d) A claim or suit shall be considered made or instituted for purposes of this Agreement upon a Party providing a written notice to the other Party describing a claim in reasonable detail in light of the facts and/or circumstances then known to the Indemnified Party.

ARTICLE VIII

TERMINATION

8.1 Termination of Agreement. Federated or Alliance may terminate this Agreement by written notice to the other after 5:00 p.m., New York time, on March 31, 2005, if the First Closing shall not have occurred, unless such date is extended by the mutual written consent of the Parties hereto prior to such date. Such termination shall be without liability of one Party to the other, except as provided below. This Agreement may be terminated prior to the First Closing Date (a) by the written consent of the Parties hereto, (b) by Federated if Alliance is in material breach of any representation, warranty, covenant, or agreement set forth herein and such breach is not cured within thirty (30) days of receipt of notice identifying such breach, (c) by Federated (but only on or prior to the thirtieth (30th) day following the date of this Agreement) if Federated is not satisfied with the results of its financial, business, legal and regulatory due diligence regarding Alliance, the Business, the Alliance Funds or the Insured Accounts, or (d) by

Alliance if Federated is in material breach of any representation, warranty, covenant, or agreement set forth herein and such breach is not cured within thirty (30) days of receipt of notice identifying such breach. Any such termination shall be without prejudice to the non-breaching Parties’ rights to seek damages for such breach.

8.2 Termination of Obligations Relating to Final Closing. The Parties obligation to consummate any Interim Transfer or the Final Closing may be terminated prior to the Final Closing Date (a) by the written consent of the Parties hereto, (b) by Federated, if Alliance is in material breach of any representation, warranty, covenant, or agreement set forth herein and such breach is not cured within thirty (30) days of receipt of notice identifying such breach, or (c) by Alliance, if Federated is in material breach of any representation, warranty, covenant, or agreement set forth herein and such breach is not cured within thirty (30) days of receipt of notice identifying such breach; provided that the Parties’ obligation to consummate the Interim Transfers and the Final Closing shall automatically terminate on August 31, 2005 and, to the extent not previously liquidated, Alliance shall liquidate the Alliance Funds as contemplated in Section 2.10(c) and 5.11 of this Agreement. Any such termination shall (i) not relieve Federated of its obligation to pay the Consideration Amount under this Agreement, (ii) be without liability of one Party to the other, except as provided above, and (iii) be without prejudice to the non-breaching Party’s rights to seek damages for such breach.

8.3 Survival upon Termination. Articles I, VII, IX and XII shall survive any termination of this Agreement.

ARTICLE IV

INDEMNIFICATION

9.1 Indemnification of Federated by Alliance. From and after the First Closing Date, Alliance shall indemnify, defend, and hold harmless Federated, the Surviving Funds, and their respective directors, trustees, officers, controlling persons and other Affiliated Persons, and their respective successors and assigns (collectively, the “Federated Indemnitees”) against any and all claims, demands, Liabilities, obligations, losses, fines, costs, expenses, royalties, Litigation, deficiencies, amounts paid in settlement or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, “Losses”), that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to:

(a) any breach of, inaccuracy in, or failure by Alliance to perform, any of its representations and warranties, covenants, or agreements in this Agreement or any other Transaction Document delivered or to be delivered to Federated by Alliance under this Agreement or any other Transaction Document;

(b) any untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in any prospectus or SAI supplement of the Alliance Fund’s or the Surviving Fund’s registration statement on Form N-14 (or similar document) or any post-effective amendments thereto filed with the Commission after the date of this Agreement in connection with obtaining shareholder approval, or any marketing or advertising material; provided, however, that such indemnification shall relate only to any statement or fact relating to Alliance, its Affiliated Persons or the Alliance Funds included in any such prospectus or SAI supplement, registration statement (or similar document) or post-effective amendment or to any omission to state a material fact required to be stated or necessary to make any of such statements not misleading in light of the circumstances;

(c) any action undertaken by Alliance or any party acting at its direction to implement the Transactions; and

(d) any Retained Asset, Retained Alliance Liability or Retained Alliance Fund Liability.

9.2 Indemnification of Alliance by Federated. From and after each Closing Date, Federated shall indemnify, defend, and hold harmless Alliance, any Investment Company, and their respective directors, trustees, officers, controlling persons and other Affiliated Persons, and their respective successors and assigns (collectively, the “Alliance Indemnitees”) against any Losses that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to:

(a) any breach of, inaccuracy in, or failure by Federated to perform, any of its representations, warranties, covenants, or agreements contained in this Agreement or any other Transaction Document delivered or to be delivered to Alliance under this Agreement or any other Transaction Document;

(b) any untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in any prospectus or SAI supplement of the Alliance Funds or the Surviving Fund’s registration statement on Form N-14 (or similar document) or any post-effective amendments thereto filed with the Commission after the date of this Agreement in connection with obtaining shareholder approval, or any marketing or advertising material; provided, however, that such indemnification shall relate only to any statement or fact relating to Federated, its Affiliated Persons or the Surviving Funds included in any such prospectus or SAI supplement, registration statement (or similar document) or post-effective amendment or to any omission to state a material fact required to be stated or necessary to make any of such statements not misleading in light of the circumstances;

(c) any action undertaken by Federated or any party acting at its direction to implement the Transactions; or

(d) post-Closing management and operation of the Business.

9.3 Indemnification Procedures. In the case of any claim asserted by a third party against a Party that may be entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall promptly be given by the Indemnified Party to the Party required to provide indemnification (the “Indemnifying Party”), and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any Litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such Litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such Litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such Litigation. In the event that any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party will materially adversely affect the Indemnified Party’s Tax liability, the Indemnifying Party shall not settle such Litigation without the written consent of the Indemnified Party. In each case, such consent will not be unreasonably withheld.

In the event that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such Litigation relating thereto, the Indemnified Party shall have the right to take over and assume control over the defense, settlement, negotiations or Litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such Litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such Litigation, and shall be entitled to settle or agree to pay in full such Litigation; it being understood that the result of any such Litigation or any settlement or payment shall not be evidence with respect to the right to receive indemnification under this Agreement. Alliance and Federated shall reasonably cooperate with one another, and provide access to books and records in their possession or control that is reasonable under the circumstances, in connection with the defense of any claim under this Section 9.3.

9.4 Right of Set-Off. In addition to, and without limiting, any remedy that either Party may have under this Agreement, at law, in equity or otherwise, to the extent that an amount owing to such Party by the other Party under this Article IX has been finally determined by a court of competent jurisdiction in a judgment not subject to appeal, each Party agrees that such Party shall have an express right (but not obligation), with notice to the other Party, to set-off against, and to appropriate and apply, any payment under Section 2.5 or 2.8 of this Agreement or other amount that such Party may have an obligation to pay to the other Party under this Agreement or any other Transaction Document to satisfy (in whole or in part) such payment obligation of the other Party under this Article IX.

9.5 Exclusive Remedy. From and after the First Closing Date, in the absence of fraud, or violation of Applicable Law (where such Applicable Law provides for statutory damages or other remedies not specified herein), and except for the right of set-off, and specific performance, injunctive or other equitable remedies, the sole and exclusive remedy of each Party as against any Person, with respect to any and all claims of any kind whatsoever relating to this Agreement or certificates delivered pursuant to this Agreement, shall be governed by the provisions of this Article IX.

9.6 Treatment of Indemnification Payments. All indemnification payments made under this Article IX shall be deemed adjustments to the Consideration Amount.

ARTICLE X

NOTICES

All notices and other communications under this Agreement must be in writing and shall be deemed to have been duly given or delivered when delivered by hand (including by Federal Express or similar express courier) or three (3) days after being mailed by prepaid registered or certified mail, return receipt requested:

To Alliance:

Alliance Capital Management L.P.

1345 Avenue of the Americas

New York, New York 10105

Attn: General Counsel

Copy to:

Joseph B. Kittredge, Jr., Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

To Federated:

Federated Investors, Inc.

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA 15222-3779

Attn: Chief Financial Officer

With a copy to:

Reed Smith LLP

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA 15222-3779

Attn: George F. Magera, Esq. / Gregory P. Dulski, Esq.

or to any other address that a Party to this Agreement shall have last designated by notice given in accordance with this Article X.

ARTICLE XI

ENTIRE AGREEMENT; MODIFICATION

This Agreement, together with its Exhibits and Schedules, and the other Transaction Documents, contains the entire agreement and all understandings, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the Transactions. This Agreement and the other Transaction Documents shall not be modified, supplemented, changed, or amended except by an instrument in writing signed by, or on behalf of, all Parties to this Agreement or the other Transaction Documents (as applicable), making specific reference to this Agreement or the other Transaction Documents (as applicable).

Notwithstanding the foregoing, the Exclusivity Letter Agreement, dated September 21, 2004, between Federated and Alliance, the Nondisclosure Letter Agreement, dated October 1, 2004, between Federated and Alliance relating to Federated proprietary information, and the Nondisclosure Letter Agreement, dated March 26, 2004, between Federated and Alliance relating to Alliance confidential information, each shall remain in full force and effect in accordance with their terms.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement and, unless otherwise specified therein, each Transaction Document, and any statements, actions, claims or Losses relating hereto and thereto (whether for breach of contract, tort, specific performance or otherwise, and whether at law, in equity or otherwise), shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed solely in the State of New York, without regard to the principles of conflicts of laws that would result in the application of the Applicable Laws of another jurisdiction; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

12.2 Jurisdiction. The Parties each hereby irrevocably submit to the exclusive jurisdiction of the (a) United States District Court for the Western District of Pennsylvania, located in Pittsburgh, Pennsylvania (or, if, and only if, such court will not exercise jurisdiction over any claim, the Pennsylvania Court of Common Pleas, located in Pittsburgh, Pennsylvania with respect to such claim), with respect to any claim by Alliance arising under or relating to this

Agreement and (b) United States District Court for the Southern District of New York, located in New York, New York (or, if, and only if, such court will not exercise jurisdiction over any claim, any New York State court located in New York, New York with respect to such claim), with respect to any claim by Federated, in each case arising under or relating to this Agreement and hereby waive, and agree not to assert, as a defense in any proceeding that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any other Transaction Document may not be enforced in or by said courts, and the Parties hereto irrevocably agree that all claims with respect to such proceeding shall be heard and determined in such a Federal (or, if necessary, state) court. The Parties hereto also hereby consent to and grant any such Federal (or, if necessary) state court jurisdiction over the person of such Parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such proceeding in the manner provided in Article X, or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

12.3 Waiver of Jury Trial. Each Party hereby waives to the fullest extent permitted by Applicable Law all rights to trial by jury in any Litigation (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement, the Transaction Documents or any of the transactions contemplated herein or therein.

12.4 Assignment; Successors. No Party shall delegate its obligations hereunder without the prior written consent of the other Party. No Party shall assign or otherwise transfer its rights under this Agreement (including by operation of law) without the prior written consent of the other Party; and provided further, that no consent shall be required in respect of (a) the assignment and delegation of this Agreement to an acquirer of all or substantially all of the assets of the assigning Party who agrees in writing to be bound by all of the obligations of the assigning Party hereunder (including any obligation under Sections 2.5, 2.8 and 5.8 and Article IX of this Agreement), or (b) the merger of a Party with another Person, provided the other Person agrees in writing to be bound by all of the obligations of the Party hereunder (including any obligation under Sections 2.5, 2.8 and 5.8 and Article IX of this Agreement. Any purported assignment or delegation other than as permitted by the express terms of this Agreement shall be void and unenforceable. This Agreement shall bind and inure to the benefit of the Parties hereto and their legal representatives and respective successors and permitted assigns.

12.5 Waiver. No waiver by any Party to this Agreement of its rights under any provisions of this Agreement shall be effective unless it shall be made in writing. No failure by any Party to this Agreement to take any action with regard to any breach of this Agreement or default by the other Party to this Agreement shall constitute a waiver of such Party’s right to enforce any provision of this Agreement or to take action with regard to the breach or default or any subsequent breach or default by the other Party.

12.6 Further Assurances. From time to time after the First Closing, each Party shall cooperate and take such actions as may be reasonably requested by the other Party hereto (at the expense of such other Party) in order to carry out the Transactions with respect to that portion of the Transactions that have theretofore been consummated.

12.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once each Party to this Agreement has executed a copy of this Agreement, this Agreement shall be considered fully executed and effective, notwithstanding that all Parties have not executed the same copy.

12.8 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, then (a) the validity, legality, and enforceability of any such provision in every other respect and in any other case or circumstance and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by Applicable Law, and (b) any such provision shall be ineffective in such case or circumstance only to the extent of such invalidity, illegality or unenforceability, and shall be enforced in such case or circumstance to the greatest extent permitted by law in such case or circumstance.

12.9 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Alliance Fund, the shareholders of any Alliance Fund or any other Persons, other than the Parties hereto and their respective successors, or permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any Party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any Party to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first written above.

FEDERATED INVESTORS, INC.

By:	/s/ Thomas R. Donahue
Name:	Thomas R. Donahue
Title:	Vice President and Chief Financial Officer

ALLIANCE CAPITAL MANAGEMENT L.P.
BY: Alliance Capital Management Corporation, its general partner

By:	/s/ Gerald M. Lieberman
Name:	Gerald M. Lieberman
Title:	Chief Operating Officer